                                                                EXHIBIT 99(B)(1)



                               CREDIT AGREEMENT


                           Dated as of June 26, 1996


                                     among


                     THE DYSON-KISSNER-MORAN CORPORATION,
                                 as Borrower,


                       THE SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO,
                                as Guarantors,


                              THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTY HERETO,


                              NATIONSBANK, N.A.,
                            as Administrative Agent
                                      and
                              Documentation Agent


                                      and


                           THE BANK OF NOVA SCOTIA,
                             as Syndication Agent

                               TABLE OF CONTENTS

SECTION 1  DEFINITIONS..............................................   1
      1.1  Definitions..............................................   1
      1.2  Computation of Time Periods..............................  31
      1.3  Accounting Terms.........................................  31

SECTION 2  CREDIT FACILITIES........................................  32
      2.1  Revolving Loans..........................................  32
      2.2  Letter of Credit Subfacility.............................  34
      2.3  Swingline Loan Subfacility...............................  41

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...........  43
      3.1  Default Rate.............................................  43
      3.2  Extension and Conversion.................................  43
      3.3  Prepayments..............................................  44
      3.4  Termination and Reduction of Revolving Committed Amount..  45
      3.5  Fees.....................................................  46
      3.6  Capital Adequacy.........................................  47
      3.7  Inability To Determine Interest Rate.....................  47
      3.8  Illegality...............................................  48
      3.9  Requirements of Law......................................  48
     3.10  Taxes....................................................  50
     3.11  Indemnity................................................  52
     3.12  Pro Rata Treatment.......................................  53
     3.13  Sharing of Payments......................................  53
     3.14  Payments, Computations, Etc..............................  54
     3.15  Evidence of Debt.........................................  57
     3.16  Change of Lending Office; Mandatory Assignment...........  57

SECTION 4  GUARANTY.................................................  58
      4.1  The Guarantee............................................  58
      4.2  Obligations Unconditional................................  58
      4.3  Reinstatement............................................  60
      4.4  Certain Additional Waivers...............................  60
      4.5  Remedies.................................................  60
      4.6  Rights of Contribution...................................  61
      4.7  Continuing Guarantee.....................................  61

SECTION 5  CONDITIONS...............................................  62
      5.1  Closing Conditions.......................................  62
      5.2  Conditions to all Extensions of Credit...................  64

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................................  65
      6.1  Financial Condition..............................................................  65
      6.2  No Change........................................................................  67
      6.3  Organization; Existence; Compliance with Law.....................................  67
      6.4  Power; Authorization; Enforceable Obligations....................................  67
      6.5  No Legal Bar.....................................................................  68
      6.6  No Material Litigation...........................................................  68
      6.7  Ownership of Property; Liens.....................................................  68
      6.8  Intellectual Property............................................................  68
      6.9  No Burdensome Restrictions.......................................................  69
     6.10  Taxes............................................................................  69
     6.11  ERISA............................................................................  69
     6.12  Governmental Regulations, Etc....................................................  70
     6.13  Subsidiaries.....................................................................  72
     6.14  Purpose of Loans and Letters of Credit...........................................  72
     6.15  Environmental Matters............................................................  72

SECTION 7  AFFIRMATIVE COVENANTS............................................................  73
      7.1  Information Covenants............................................................  74
      7.2  Preservation of Existence and Franchises.........................................  77
      7.3  Books and Records................................................................  78
      7.4  Compliance with Law..............................................................  78
      7.5  Payment of Taxes.................................................................  78
      7.6  Insurance........................................................................  78
      7.7  Maintenance of Property..........................................................  78
      7.8  Use of Proceeds..................................................................  78
      7.9  Audits/Inspections...............................................................  78
     7.10  Financial Covenants..............................................................  79
     7.11  Additional Credit Parties........................................................  79

SECTION 8  NEGATIVE COVENANTS...............................................................  82
      8.1  Indebtedness.....................................................................  82
      8.2  Liens............................................................................  84
      8.3  Consolidation, Merger, Sale or Purchase of Assets, etc...........................  85
      8.4  Investments......................................................................  89
      8.5  Restricted Payments..............................................................  90
      8.6  Amendment of Charter Documents, Prepayments of Indebtedness, etc.................  91
      8.7  Transactions with Affiliates.....................................................  91
      8.8  Fiscal Year......................................................................  92
      8.9  Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc..  92
     8.10  Sale Leasebacks..................................................................  92
     8.11  No Further Negative Pledges......................................................  92

     8.12  Unconsolidated Subsidiaries......................................................  93
     8.13  Speculative Real Estate Investments and Hedging Arrangements.....................  93

SECTION 9  EVENTS OF DEFAULT................................................................  93
      9.1  Events of Default................................................................  93
      9.2  Acceleration; Remedies...........................................................  96

SECTION 10  AGENCY PROVISIONS.................................   97
      10.1  Appointment.......................................   97
      10.2  Delegation of Duties..............................   98
      10.3  Exculpatory Provisions............................   98
      10.4  Reliance on Communications........................   98
      10.5  Information and Notices...........................   99
      10.6  Non-Reliance on Agent and Other Lenders...........   99
      10.7  Indemnification...................................  100
      10.8  Agent in its Individual Capacity..................  101
      10.9  Successor Agent...................................  101
     10.10  Syndication Agent.................................  101

SECTION 11  MISCELLANEOUS.....................................  101
      11.1  Notices...........................................  101
      11.2  Right of Set-Off..................................  102
      11.3  Benefit of Agreement..............................  102
      11.4  No Waiver; Remedies Cumulative....................  106
      11.5  Payment of Expenses, etc..........................  106
      11.6  Amendments, Waivers and Consents..................  107
      11.7  Counterparts......................................  108
      11.8  Headings..........................................  108
      11.9  Survival..........................................  108
     11.10  Governing Law; Submission to Jurisdiction; Venue..  108
     11.11  Severability......................................  109
     11.12  Entirety..........................................  109
     11.13  Binding Effect; Termination.......................  109
     11.14  Confidentiality...................................  109
     11.15  Source of Funds...................................  110
     11.16  Release of Guarantors and Pledged Stock...........  111
     11.17  Conflict..........................................  112

                                   SCHEDULES

Schedule 1.1A            Existing Letters of Credit
Schedule 1.1B                Liens
Schedule 1.1C            Tender Offer for Stock Repurchase
Schedule 1.1D            Form of Pledge Agreement
Schedule 2.1(a)          Lenders
Schedule 2.1(b)(i)       Form of Notice of Borrowing
Schedule 2.1(e)          Form of Committed Revolving Note
Schedule 2.3(d)          Form of Swingline Note
Schedule 3.2             Form of Notice of Extension/Conversion
Schedule 5.1(h)          Form of Haythe & Curley Opinion
Schedule 5.1(i)          Form of Opinion of John H. FitzSimons, Esq.
Schedule 5.1(j)          Form of Haythe & Curley Opinion Regarding Substantive
                             Consolidation Issues
Schedule 6.8             Intellectual Property
Schedule 6.13            Subsidiaries
Schedule 7.1(c)          Form of Officer's Compliance Certificate
Schedule 7.11            Form of Joinder Agreement
Schedule 8.1             Existing Guaranty Obligations in Respect of
                             Indebtedness of Unconsolidated Subsidiaries
Schedule 8.9             Existing Restrictions on Subsidiary Dividends
Schedule 11.3            Form of Assignment and Acceptance

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT dated as of June 26, 1996 (the "Credit Agreement"),
                                                           ----------------
is by and among THE DYSON-KISSNER-MORAN CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages
 --------
hereto and such other subsidiaries as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages
             ----------
hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), NATIONSBANK, N.A., as administrative agent (in such capacity,
      -------
the "Agent") and documentation agent (in such capacity, the "Documentation
     -----                                                   -------------
Agent") for the Lenders, and THE BANK OF NOVA SCOTIA, as syndication agent (in such capacity, the "Syndication Agent").
                    -----------------

                              W I T N E S S E T H

     WHEREAS, the Borrower has requested that the Lenders provide a $220,000,000 credit facility for the purposes hereinafter set forth;

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Credit Agreement, the following terms
          -----------
shall have the meanings specified below unless the context otherwise requires:

          "Acceptable Accountant" means any of Coopers & Lybrand LLP, Deloitte &
           ---------------------
     Touche LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Price Waterhouse LLP, or any successor firm to a merger or other combination of any of the foregoing Persons (i) with any other of the foregoing Persons, (ii) with Arthur Andersen, LLP or (iii) provided that such foregoing Person is the
                                   --------
     surviving entity, with another accounting firm.

          "Acquisition Conditions" means, in connection with any purchase, lease
           ----------------------
     or other acquisition of the type referred to in Section 8.3(d), that (1) if such purchase, lease or other acquisition involves a purchase, lease or other acquisition of Property with respect to which the purchase price exceeds $10,000,000, the Borrower shall have first delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such purchase, lease or other acquisition on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7.10(a) or Section 7.10(c) and (2) the aggregate purchase price (including cash and noncash consideration) paid by the Borrower and/or its Consolidated Subsidiaries for the capital stock, securities or Properties purchased, leased or otherwise acquired in any such purchase, lease or other acquisition individually shall not exceed $100,000,000.

          "Additional Credit Party" means each Person that becomes a Guarantor
           -----------------------
      after the Closing Date by execution of a Joinder Agreement.

          "Affiliate" means, with respect to any Person, any other Person (i)
           ---------
     directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agency Services Address" means NationsBank, N.A., NC1001-15-04, 101
           -----------------------
     South Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

          "Agent" shall have the meaning assigned to such term in the heading
           -----
     hereof, together with any successors or assigns.

          "Agent's Fee Letter" means that certain letter agreement, dated as of
           ------------------
     the Closing Date, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

          "Agent's Fees" shall have the meaning assigned to such term in Section
           ------------
     3.5(d).

          "Applicable Percentage" means, for purposes of calculating the
           ---------------------
     applicable interest rate for any day for any Eurodollar Loan or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage corresponding to the Consolidated Debt Coverage Ratio in effect as of the most recent Calculation Date:

===========================================================================================================
                    Pricing                 Pricing                 Pricing                  Pricing
                    Level I                 Level II               Level III                 Level IV
-----------------------------------------------------------------------------------------------------------
                                      If the Consolidated     If the Consolidated
              If the Consolidated     Debt Coverage Ratio     Debt Coverage Ratio             If the
              Debt Coverage Ratio     is greater than 1.50    is greater than 2.50         Consolidated

-----------------------------------------------------------------------------------------------------------
              is equal to or less     but equal to or less    but equal to or less        Debt Coverage
                   than 1.50               than 2.50               than 3.25             Ratio is greater
                                                                                            than 3.25
-----------------------------------------------------------------------------------------------------------
Eurodollar
 Loan                0.50%                   0.75%                   1.00%                     1.25%
-----------------------------------------------------------------------------------------------------------
Unused Fee           0.20%                   0.25%                 0.3125%                    0.375%
-----------------------------------------------------------------------------------------------------------
Standby
Letter of
Credit Fee           0.50%                   0.75%                   1.00%                     1.25%
===========================================================================================================

     Determination of the Applicable Percentages based on the Consolidated Debt Coverage Ratio shall be made as of each Calculation Date. The Consolidated Debt Coverage Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of each Calculation Date based upon the Required Financial Information for such Calculation Date and shall promptly notify the Borrower and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentages shall be based on Pricing Level II until the first Applicable Percentage Change Date occurring after the Closing Date.

          "Applicable Percentage Change Date" means, with respect to any
           ---------------------------------
     Calculation Date, a date designated by the Agent that is not more than five
     (5) Business Days after the date that the Required Financial Information for such Calculation Date is required to be delivered to the Agency Services Address as required by Section 7.1(a) or (b)(i), as applicable, and by Section 7.1(c).

          "Application Period" shall have the meaning assigned to such term (i)
           ------------------
     in connection with any Subsidiary Dissolution, in Section 8.3(a)(ii) and
     (ii) in connection with any Asset Disposition, in Section 8.3(c)(vii).

          "Asset Disposition" means any sale by the Borrower or any Consolidated
           -----------------
     Subsidiary of any asset (including stock in Subsidiaries) pursuant to the terms of Section 8.3(c)(vii).

          "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
           ---------------
     States Code, as amended, modified, succeeded or replaced from time to time.

          "Bankruptcy Event" means, with respect to any Person, the occurrence
           ----------------
     of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or
     (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
     (iv) such Person shall admit in writing its inability to pay its debts generally as they become due.

          "Base Rate" means, for any day, the rate per annum (rounded upwards,
           ---------
     if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 2 of 1% or
                                                                 ----
     (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent demonstrable error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

          "Base Rate Loan" means any Loan bearing interest at a rate
           --------------
     determined by reference to the Base Rate.

          "Book Value" means, in respect of any Property as of any date of
           ----------
     determination thereof, (i) with respect to any Property (other than Property consisting of the ownership interest of a Person in a Subsidiary of such Person), the book value of such Property at such time and (ii) with respect to any Property consisting of the ownership interest of a Person in a Subsidiary of such Person, the equity and net intercompany debt interest of the Borrower and its Consolidated Subsidiaries in such Property at such time.

          "Borrower" means the Person identified as such in the heading hereof,
           --------
     together with any permitted successors and assigns.

          "Borrower's Obligations" means, without duplication, (i) all of the
           ----------------------
     obligations of the Borrower to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement or any Person that was a Lender or its Affiliate at the time it entered into any Hedging Agreement.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
     on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, except that, when used in
                                                      ------ ----
     connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina, and New York, New York.

          "Calculation Date" means the last day of each fiscal quarter of the
           ----------------
     Borrower.

          "Canadian Pledge Agreement" means that certain pledge agreement,
           -------------------------
     dated as of the Closing Date, executed in favor of the Senior Creditor Agent by M.S. Chambers & Son, Inc., J.A. Sexauer, Inc. and Kearney-National Inc.

          "Capital Lease" means, as applied to any Person, any lease of any
           -------------
     Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Cash Collateral Account" shall have the meaning assigned to such
           -----------------------
     term in Section 3.14(b)(ii).

          "Cash Equivalents" means (1) with respect to the Borrower and each
           ----------------
     Domestic Consolidated Subsidiary (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, demand deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each
                                                     ---------------
     case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by such Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f), and (2) with respect to any Foreign Consolidated Subsidiary (a) any of the items referred to in clause (1) above, (b) obligations of the national government of the country in which such Foreign Consolidated Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within 360 days after the date of investment therein, (c) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Consolidated Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such Bank being an "Approved
                                                                  --------
     Foreign Lender"), and in each case with maturities of not more than 270
     --------------
     days from the date of acquisition and (d) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Lender.

          "Change of Control" means, at any time, the Dyson Family shall cease
           -----------------
     (a) to own or control legally and beneficially at least 51% of the combined voting power of all Voting Stock of the Borrower or (b) to have the ability to elect, directly or indirectly, at least a majority of the members of the board of directors of the Borrower.

          "Closing Date" means the date hereof.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
     successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

          "Collateral" means a collective reference to the collateral which at
           ----------
     any time will be covered by the Collateral Documents.

          "Collateral Documents" means a collective reference to the Pledge
           --------------------
     Agreements, any other pledge agreement delivered pursuant to the terms of
     Section 7.11, the Financing Statements and such other documents executed and delivered in connection with the attachment and perfection of the Senior Creditor Agent's, or the Lender's and Senior Noteholder's, as the case may be, security interests and liens arising thereunder.

          "Commitment" means (i) with respect to each Lender, the Revolving
           ----------
     Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to the Issuing Lender, the LOC Commitment.

          "Commitment Percentage" means, for any Lender, the percentage
           ---------------------
     identified as its Commitment Percentage on Schedule 2.1(a), as such
                                                ---------------
     percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

          "Consolidated Adjusted Net Worth" means, as of any date, (a)
           -------------------------------
     Consolidated Net Worth as of such date minus (b) the outstanding amount of
                                            -----
     Consolidated New Long Term Investments as of such date plus (c) proceeds
                                                            ----
     and other distributions received by the Borrower and/or any of the Consolidated Subsidiaries subsequent to the Closing Date from the ownership interest in or operations or sales of Unconsolidated Subsidiaries and from any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, to the extent not otherwise included in Consolidated Net Worth as of such date.

          "Consolidated Capital Expenditures" means, for any period, all capital
           ---------------------------------
     expenditures of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Cash Restricted Payments" means, for any period, all
           -------------------------------------
     cash Restricted Payments made by the Borrower and any of its Consolidated Subsidiaries on a consolidated basis (other than any such Restricted Payments made to the Borrower or a Consolidated Subsidiary) for such period.

          "Consolidated Cash Taxes" means, for any period, all cash taxes of the
           -----------------------
     Borrower and its Consolidated Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

          "Consolidated Debt Coverage Ratio" means, as of any Calculation Date,
           --------------------------------
     the ratio of (a) the aggregate principal amount of all Funded Indebtedness of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such Calculation Date to (b) Consolidated EBITA for the four-quarter period ended as of such Calculation Date.

          "Consolidated EBITA" means, for any period, the sum of (a)
           ------------------
     Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period has been deducted for (i) Consolidated Interest Expense for such period, (ii) total Federal, state or other income taxes of the Borrower and its Consolidated Subsidiaries for such period, and (iii) all amortization expense of the

     Borrower and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the sum of (a)
           -------------------
     Consolidated EBITA for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period has been deducted for all depreciation expense of the Borrower and its Consolidated Subsidiaries for such period, all as determined in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, as of any
           ----------------------------------------
     Calculation Date, the ratio of (a) (i) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus (ii) Consolidated
                                                      -----
     Capital Expenditures for the four-quarter period ended as of such Calculation Date minus (iii) Consolidated Cash Taxes for the four-quarter
                      -----
     period ended as of such Calculation Date minus (iv) Consolidated Cash
                                              -----
     Restricted Payments for the four-quarter period ended as of such Calculation Date to (b) the sum of (i) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date plus (ii) Consolidated Scheduled Funded Indebtedness Payments for the four-quarter period ended as of such Calculation Date.

          "Consolidated Interest Coverage Ratio" means, as of any Calculation
           ------------------------------------
     Date, the ratio of (a) Consolidated EBITA for the four-quarter period ended as of such Calculation Date to (b) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date.

          "Consolidated Interest Expense" means, for any period, all interest
           -----------------------------
     expense (including the interest component under Capital Leases) of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP; provided, however, that
                                                    --------  -------
     Consolidated Interest Expense shall not include (i) the interest paid as part of the Stock Repurchase or (ii) the costs and expenses of the Borrower incurred in connection with the execution of the Credit Agreement and the other Credit Documents and/or the Senior Note Agreements and the Senior Notes.

          "Consolidated Net Income" shall mean, for any period the net income
           -----------------------
     or net loss of the Borrower and its Subsidiaries determined in accordance with GAAP, but excluding, without duplication, (i) earnings or losses of any Person in which the Borrower or any of its Consolidated Subsidiaries has an ownership or profit interest of less than 20% of all such interests in such Person unless, in the case of any such earnings, such earnings have been received in the form of cash distributions; (ii) extraordinary gains or losses, (iii) net earnings or losses of any Consolidated Subsidiary accrued before it became a direct or indirect Subsidiary of the Borrower;
     (iv) to the extent not included in clause (i) above, earnings or losses of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an ownership or profit interest unless such earnings shall have been received in the form of cash distributions, and then, in the case of any such earnings, only to the extent such earnings exceed any losses of such Person accumulated from and after the Closing Date; (v) any portion of net earnings of any Consolidated Subsidiary which is unavailable for distribution to the Borrower; (vi) earnings or charges resulting from any write-up or write-down of assets other than in the ordinary course of business; and (vii) gains or losses resulting from any disposition of capital stock, securities or Property.

          "Consolidated Net Worth" means, as of any date, shareholders' equity
           ----------------------
     of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          "Consolidated New Long Term Investments" means any Investments of
           --------------------------------------
     the type described in clauses (iii), (v)(B), (vi) (but only to the extent of any such Investments arising after the Closing Date and pursuant to
     Section 8.1(f)(ii)(B)) and (ix) (but only to the extent of any such Investments arising after the Closing Date and which do not result in a Person becoming a Consolidated Subsidiary or which are not made by the Borrower or any Consolidated Subsidiary) of the definition of "Permitted Investments" set forth in this Section 1.1 (excluding, in any case, Investments made in the Borrower or in any of its Consolidated Subsidiaries, but including Investments consisting of a minority equity interest (valued in accordance with GAAP) retained by the Borrower or a Consolidated Subsidiary in connection with a sale after the Closing Date of a majority equity interest in a Consolidated Subsidiary) made by the Borrower or any of its Consolidated Subsidiaries subsequent to the Closing Date.

          "Consolidated Restricted Net Income" means, for any period, the net
           ----------------------------------
     income or net loss of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, but excluding, without duplication, (i) earnings or losses attributable to minority interests unless, in the case of any such earnings, such earnings have been received in the form of cash distributions; (ii) extraordinary gains or losses, (iii) net earnings or losses of any Consolidated Subsidiary accrued before it became a direct or indirect Subsidiary of the Borrower; (iv) earnings or losses of any business entity (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an ownership interest unless such earnings shall have been received in the form of cash distributions; and (v) any portion of net earnings of any Consolidated Subsidiary which is unavailable for distribution to the Borrower.

          "Consolidated Scheduled Funded Indebtedness Payments" means, as of
           ---------------------------------------------------
     the date of determination, the sum of all scheduled payments of principal on Funded Indebtedness for the Borrower and its Consolidated Subsidiaries on a consolidated basis for the four-quarter period ended on the date of determination (including the principal component of payments due on Capital Leases during the four-quarter period ended on the date of determination); it being understood that Consolidated Scheduled Funded Indebtedness Payments shall not include (i) voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3 hereof, (ii) principal payments due on the Termination Date, (iii) the repurchases of Senior Notes contemplated by Section 7.3 or Section 7.4 of the Senior Note Agreements or the prepayments of the Senior Notes contemplated by

     Section 7.2 of the Senior Note Agreements or (iv) any payments to the extent financed through the incurrence of additional Indebtedness permitted by Section 8.1.

          "Consolidated Subsidiary" means any present or future, direct or
           -----------------------
     indirect Subsidiary of the Borrower which is not an Unconsolidated Subsidiary; provided, however, that no Subsidiary of the Borrower shall be
                 --------  -------
     a Consolidated Subsidiary for purposes of this Credit Agreement unless such Subsidiary is also a Consolidated Subsidiary under the Senior Note Agreements.

          "Credit Documents" means a collective reference to this Credit
           ----------------
     Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Syndication Agent's Fee Letter and the Collateral Documents.

          "Credit Party" means any of the Borrower and the Guarantors.
           ------------

          "Default" means any event, act or condition which with notice or
           -------
     lapse of time, or both, would constitute an Event of Default.

          "Documentation Agent" shall have the meaning assigned to such term
           -------------------
     in the heading hereof.

          "Dollars" and "$" means dollars in lawful currency of the United
           -------       -
     States of America.

          "Domestic Consolidated Subsidiary" means any present or future
           --------------------------------
     Consolidated Subsidiary which is also a Domestic Subsidiary.

          "Domestic Subsidiary" means, with respect to any Person, any
           -------------------
     Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

          "Dutch Pledge Agreement" means that certain pledge of shares, dated
           ----------------------
     as of the Closing Date, executed in favor of the Senior Creditor Agent by Thetford Corporation.

          "Dyson Family" means, collectively, Charles H. Dyson, his wife, his
           ------------
     lineal descendants and their respective spouses, adopted children of such descendants, trusts for their benefit, their estates, the estate of Margaret M. Dyson, The Dyson Charitable Fund, a Delaware corporation, and Dyson Foundation, a Delaware corporation.

          "Eligible Assignee" shall have the meaning assigned to such term in
           -----------------
     Section 11.3(b).

          "Environmental Laws" means any and all lawful and applicable Federal,
           ------------------
     state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "Equity Transaction" means any issuance by the Borrower or any
           ------------------
     Consolidated Subsidiary of (i) shares of its capital stock or other equity interests or warrants or other rights to acquire such capital stock or other equity interests, (ii) any shares of its capital stock or other equity interests pursuant to the exercise of options, warrants or other rights or (iii) any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity which is under common control with
           ---------------
     the Borrower or any Consolidated Subsidiary within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any Consolidated Subsidiary and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

          "Eurodollar Loan" means any Loan bearing interest at a rate determined
           ---------------
     by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
     Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


         Eurodollar Rate  =       Interbank Offered Rate
                                --------------------------
                                    1 - Eurodollar Reserve Percentage


          "Eurodollar Reserve Percentage" means for any day, that percentage
           -----------------------------
     (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not

     Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means such term as defined in Section 9.1.
           ----------------

          "Excess Net Proceeds" means, with respect to any Subsidiary
           -------------------
     Dissolution made pursuant to Section 8.3(a)(ii) or any Asset Disposition made pursuant to Section 8.3(c)(vii), the Net Proceeds of such Subsidiary Dissolution or Asset Disposition, as applicable, which, together with the Net Proceeds of all other dissolutions, liquidations or windings up pursuant to Section 8.3(a)(ii) for the period from the Closing Date through and including the date of such Subsidiary Dissolution or Asset Disposition, as applicable, and the Net Proceeds of all other sales, leases, transfers or other dispositions pursuant to Section 8.3(c)(vii) for the period from the Closing Date through and including the date of such proposed Subsidiary Dissolution or Asset Disposition, as applicable, exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such Subsidiary Dissolution or Asset Disposition, as applicable, with respect to which the Agent shall have received the Required Financial Information.

          "Excess Net Proceeds Event" means, with respect to any Subsidiary
           -------------------------
     Dissolution made pursuant to Section 8.3(a)(ii) or any Asset Disposition made pursuant to Section 8.3(c)(vii), the failure of the Borrower (i) to make an Investment (or cause its applicable Consolidated Subsidiary to make an Investment) in the Borrower or any of the Consolidated Subsidiaries (including Investments and acquisitions which result in a Person becoming a Consolidated Subsidiary) or (ii) to apply (or cause its applicable Consolidated Subsidiary to apply) to the purchase, acquisition or construction of other Property (including any purchases and acquisitions which result in a Person becoming a Consolidated Subsidiary) during, in the case of either of clause (i) or (ii) above, the Application Period for such Subsidiary Dissolution or Asset Disposition, as applicable, as contemplated by the terms of Section 8.3(a)(ii)(B)(2)(x) or Section 8.3(c)(vii)(B)(2)(x), as applicable, in an amount equal to the Excess Net Proceeds of such Subsidiary Dissolution or Asset Disposition, as applicable.

          "Existing Credit Agreement" means that certain credit agreement dated
           -------------------------
     as of March 31, 1993 among the Borrower, the Subsidiary Guarantors party thereto, the Banks party thereto and The Chase Manhattan Bank (National Association), as Administrative Agent.

          "Existing Letters of Credit" means the letters of credit described by
           --------------------------
     date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1A hereto.
                                       -------------

          "Fees" means all fees payable pursuant to Section 3.5.
           ----

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
     annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate
     --------
     for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Financing Statements" means the UCC financing statements and all
           --------------------
     renewals and amendments thereto, given by the Borrower and the Subsidiary Pledgors to the Senior Creditor Agent in connection with the security interests granted to the Senior Creditor Agent in the Collateral pursuant to the Collateral Documents.

          "Foreign Consolidated Subsidiary" means any present or future
           -------------------------------
     Consolidated Subsidiary which is not a Domestic Consolidated Subsidiary.

          "Foreign Subsidiary" means, with respect to any Person, any
           ------------------
     Subsidiary of such Person which is not a Domestic Subsidiary.

          "French Pledge Agreement" means that certain "Acte de cautionnement
           -----------------------
     reel et de nantissement des parts de Thetford Sarl," dated as of the Closing Date, executed in favor of the Senior Credit Agent by Thetford Corporation.

          "Funded Indebtedness" means, with respect to any Person, without
           -------------------
     duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed and (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Indebtedness of any Person (x) shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer and (y) shall not include any Intercompany Indebtedness of such Person.

          "GAAP" means generally accepted accounting principles in the United
           ---
     States applied on a consistent basis and subject to the terms of Section
     1.3 hereof.

          "Governmental Authority" means any nation or government, any state,
           ----------------------
     province or other political subdivision thereof, and any government, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether Federal, state, local or foreign.

          "Guarantor" means each of those Persons identified as a "Guarantor" on
           ---------
     the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

          "Guaranty Obligations" means, with respect to any Person, without
           --------------------
     duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

          "Hedging Agreements" means any interest rate protection agreement or
           ------------------
     foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender.

          "Indebtedness" of any Person means, without duplication, (i) all
           ------------
     obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,

     (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements other than any such arrangements or agreements entered into in the ordinary course of business (other than any commodities trading business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases,
     (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements),
     (x) the maximum available amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) and (xi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "Interbank Offered Rate" means, for the Interest Period for each
           ----------------------
     Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on the Reuters
      --------
     Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Intercompany Indebtedness" means any Indebtedness of the Borrower or
           -------------------------
     any Consolidated Subsidiary which is owing to the Borrower or any Consolidated Subsidiary.

          "Intercreditor Agreement" means that Intercreditor Agreement dated as
           -----------------------
     of the Closing Date by and among the Agent, the Senior Creditor Agent, the Lenders and the Senior Noteholders.

          "Interest Payment Date" means (i) as to any Base Rate Loan or any
           ---------------------
     Swingline Loan, the last Business Day of each March, June, September and December and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in
                                                                  ------ ----
     the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

          "Interest Period" means, as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals); provided, however, (i) if any Interest Period
                               --------  -------
     would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that if the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Termination Date, and (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Investment" in any Person, means any loan or advance to such Person,
           ----------
     any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

          "Issuing Lender" means NationsBank.
           --------------

          "Issuing Lender Fees" shall have the meaning assigned to such term in
           -------------------
     Section 3.5(c)(iii).

          "Joinder Agreement" means a Joinder Agreement substantially in the
           -----------------
     form of Schedule 7.11 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.11.
                                                       -------------

          "Lenders" means each of the Persons identified as a "Lender" on the
           -------
     signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

          "Letter of Credit" means (i) any letter of credit issued by the
           ----------------
     Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2 and (ii) any Existing Letter of Credit.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

          "Loan" or "Loans" means the Revolving Loans (or a portion of any
           ----      -----
     Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Swingline Loans, individually or collectively, as appropriate.

          "LOC Commitment" means the commitment of the Issuing Lender to issue
           --------------
     Letters of Credit in an aggregate available amount at any time outstanding, together with the aggregate amount of all unreimbursed drawings under Letters of Credit honored by the Issuing Lender, of up to the LOC Committed Amount.

          "LOC Committed Amount" shall have the meaning assigned to such term in
           --------------------
     Section 2.2.

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
     Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (i) the maximum
           ---------------
     amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
                                                                         ----
     (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
     condition (financial or otherwise), operations, business, assets or liabilities of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the ability of the Credit Parties to perform any material obligation under the Credit Documents or (iii) other than as the result of any action or inaction by the Agent or any of the Lenders, the material rights and remedies of the Lenders under the Credit Documents.

          "Material Domestic Subsidiary" means each present or future Domestic
           ----------------------------
     Consolidated Subsidiary having assets (as determined in accordance with GAAP) at any time on or after the Closing Date equal to or greater than $1,000,000.

          "Material Foreign Subsidiary" means each present or future Foreign
           ---------------------------
     Consolidated Subsidiary having assets (as determined in accordance with GAAP) at any time on or after the Closing Date equal to or greater than $1,000,000.

          "Materials of Environmental Concern" means any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Moody's" means Moody's Investors Service, Inc., or any successor or
           -------
     assignee of the business of such company in the business of rating securities.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as
           ------------------
     defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan which the Borrower, any
           ----------------------
     Consolidated Subsidiary or any ERISA Affiliate and at least one employer other than the Borrower, any Consolidated Subsidiary or any ERISA Affiliate are contributing sponsors.

          "NationsBank" means NationsBank, N.A. and its successors.
           -----------

          "Net Proceeds" means cash proceeds received by the Borrower or any
           ------------
     Consolidated Subsidiary from time to time in connection with any Asset Disposition, Equity Transaction or Subsidiary Dissolution, net of (i) the actual costs and taxes incurred by such Person in connection with and attributable to such Asset Disposition, Equity Transaction or Subsidiary Dissolution, as applicable, and (ii) in the case of any Asset Disposition, Indebtedness secured by a Lien on the Property, capital stock or other securities which is/are the subject of such Asset Disposition and which is repaid as required by the terms of such Asset Disposition.

          "Non-Excluded Taxes" means such term as is defined in Section 3.10.
           ------------------

          "Non-Voting Equity" shall have the meaning assigned to such term in
           -----------------
     Section 7.11.

          "Note" or "Notes" means any Revolving Note or the Swingline Note, as
           ----      -----
      the context may require.

          "Notice of Borrowing" means a written notice of borrowing in
           -------------------
     substantially the form of Schedule 2.1(b)(i), as required by Section
                               ------------------
     2.1(b)(i).

          "Notice of Extension/Conversion" means the written notice of extension
           ------------------------------
     or conversion in substantially the form of Schedule 3.2 as required by
                                                ------------
     Section 3.2.

          "Operating Lease" means, as applied to any Person, any lease
           ---------------
     (including, without limitation, leases which may be terminated by the lessee at any time) of any Property

     (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

          "Participation Interest" means the extension of credit by a Lender by
           ----------------------
     way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(c), in Swingline Loans as provided in Section 2.3(b)(iii) or in any Loans as provided in Section 3.13.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

          "Permitted Investments" means (i) cash and Cash Equivalents; (ii)
           ---------------------
     accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of (A) any debt security, obligation or instrument received in settlement of accounts receivable (created in the ordinary course of business) from obligors and (B) any stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments in the Borrower or in any Domestic Consolidated Subsidiary or in any Foreign Consolidated Subsidiary which is or becomes a Guarantor (including Investments and acquisitions which result in a Person becoming a Consolidated Subsidiary, and, in the case of a Person becoming a Foreign Consolidated Subsidiary, which result in such Foreign Consolidated Subsidiary also becoming a Guarantor) provided that the Acquisition
                                           --------
     Conditions, if applicable, are satisfied; (v) Investments of the Borrower, any Domestic Consolidated Subsidiary or any Foreign Consolidated Subsidiary which is a Guarantor in any Foreign Consolidated Subsidiary which is not a Guarantor (including without limitation Guaranty Obligations in respect of Indebtedness of any such Foreign Consolidated Subsidiary to the extent permitted by Section 8.1(e)(ii)) (A) existing as of the Closing Date or (B) made on or after the Closing Date, provided that the aggregate outstanding
                                        --------
     amount of all such Investments made on or after the Closing Date shall not exceed, as of the date made, 20% of Consolidated Adjusted Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information; (vi) Guaranty Obligations permitted by Section 8.1; (vii) Intercompany Indebtedness permitted by
     Section 8.1(g); (viii) obligations of the Borrower in respect of Hedging Agreements permitted by Section 8.1(i); (ix) acquisitions permitted by
     Section 8.3(d); (x) transactions permitted by Section 8.7; (xi) advances or loans to directors, officers, employees or agents that do not exceed $1,000,000 in the aggregate at any one time outstanding for the Borrower and its Consolidated Subsidiaries taken together; and (xii) Investments of the Borrower or any Consolidated Subsidiary consisting of notes or other securities of the other party under any sale, lease, transfer or other disposition of Property transaction otherwise permitted by Section 8.3(c) and constituting a portion of the purchase price for the Property sold, leased, transferred or otherwise disposed of in such transaction, provided
                                                                       --------
     that the aggregate outstanding amount of all such Investments shall not exceed at any time $15,000,000.

          "Permitted Liens" means:
           ---------------

               (i) Liens in favor of the Senior Creditor Agent on behalf of the Lenders and/or the Senior Noteholders;

               (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure or sale on account thereof);

               (iii) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable
          --------
          or, if due and payable, no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure or sale on account thereof);

               (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Consolidated Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments
                                               --------
          secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

               (vi) easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, do not interfere with the ordinary conduct of the business of the Borrower or any of its Consolidated Subsidiaries;

               (vii) Liens on Property securing Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(h)(ii), provided
                                                                    --------
          that, in the case of purchase money Indebtedness incurred after the Closing Date, any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

               (viii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

               (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

               (x) Liens existing as of the Closing Date and set forth on
                   Schedule 1.1B; and
                   -------------

               (xi) any Lien arising in connection with the extension, renewal, refinancing or replacement of any Indebtedness secured by a Lien of the type referred to in any of clauses (i) through (x) above, provided
                                                                        --------
          that such Lien shall not be extended to or cover any additional Indebtedness or Property (other than a substitution of like Property).

          "Person" means any individual, partnership, joint venture, firm,
           ------
     corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which is covered by ERISA and with respect to which the Borrower, any Consolidated Subsidiary or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Pledge Agreement" means a collective reference to the Canadian Pledge
           ----------------
     Agreement, the Dutch Pledge Agreement, the French Pledge Agreement, the U.K. Pledge Agreements and the U.S. Pledge Agreement.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
     from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

          "Pro Forma Basis" means, with respect to any transaction, that such
           ---------------
     transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" means (i) any dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary as referred to in Section 8.3(a)(ii), (ii) any sale, lease, transfer or other disposition of Property as referred to in Section 8.3(c)(vii), (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.3(d) or (iv) any Investment as referred to in
     Section 8.4(ii). In connection with any calculation of the Consolidated Interest Coverage Ratio or the Consolidated Debt Coverage Ratio upon giving effect to a transaction on a Pro Forma Basis for purposes of any such
     Section 8.3(a)(ii), Section 8.3(c)(vii), Section 8.3(d) or Section 8.4(ii), as applicable:

               (A) for purposes of any such calculation in respect of any dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary as referred to in Section 8.3(a)(ii) or any sale, lease, transfer or other disposition of Property as referred to in Section 8.3(c)(vii), (1) income statement items (whether positive or negative, including without limitation EBITA and interest expense) attributable to the Consolidated Subsidiary dissolved, liquidated or wound up in such dissolution, liquidation or winding up or to the Property disposed of in such sale, lease, transfer or other disposition, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (2) Indebtedness which is retired in connection with such dissolution, liquidation or winding up or in such sale, lease, transfer or other disposition, as applicable, shall be excluded and deemed to have been retired as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information;

               (B) for purposes of any such calculation in respect of any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.3(d) or any Investment as referred to in Section 8.4(ii), (1) any Indebtedness incurred by the Borrower or any of its Consolidated Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information and (2) income statement items (whether positive or negative, including without limitation EBITA and interest expense) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction; and

               (C) for purposes of any such calculation, the principles set forth in the second paragraph of Section 1.3 shall be applicable.

          "Pro Forma Compliance Certificate" means a certificate of the chief
           --------------------------------
     financial officer of the Borrower delivered to the Agent in connection with any dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary as referred to in

     Section 8.3(a)(ii), any sale, lease, transfer or other disposition of Property as referred to in Section 8.3(c)(vii), any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.3(d) or any Investment as referred to in
     Section 8.4(ii), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Consolidated Interest Coverage Ratio and the Consolidated Debt Coverage Ratio as of the most recent Calculation Date preceding the date of the applicable transaction with respect to which the Agent shall have received the Required Financial Information.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Register" shall have the meaning given such term in Section 11.3(c).
           --------

          "Regulation D, G, U, or X" means Regulation D, G, U or X,
           ------------------------
     respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
     emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

          "Reportable Event" means any of the events set forth in Section
           ----------------
     4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. ' 2615.

          "Required Financial Information" means, with respect to the applicable
           ------------------------------
     Calculation Date, (i) the financial statements of the Borrower required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

          "Required Lenders" means, at any time, Lenders which are then in
           ----------------
     compliance with their material obligations hereunder (as reasonably determined by the Agent) and holding in the aggregate at least 51% of (i) the Revolving Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other

     Governmental Authority, in each case applicable to or binding upon such Person or any of its material Property is subject.

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
     direct or indirect, on account of any shares of any class of stock of the Borrower or any Consolidated Subsidiary, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower, now or hereafter outstanding.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
     commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c), and
     (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).

          "Revolving Committed Amount" shall have the meaning assigned to such
           --------------------------
     term in Section 2.1(a).

          "Revolving Loans" shall have the meaning assigned to such term in
           ---------------
     Section 2.1(a).

          "Revolving Note" means a promissory note of the Borrower in favor of a
           --------------
     Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

          "S&P" means Standard & Poor's, a division of McGrawHill, Inc., or any
           ---
     successor or assignee of the business of such division in the business of rating securities.

          "Senior Creditor Agent" means NationsBank, N.A., in its capacity as
           ---------------------
     collateral agent under the Collateral Documents for the Lenders and the Senior Noteholders pursuant to and in accordance with the Intercreditor Agreement.

          "Senior Financial Officer" means any of the chief financial officer,
           ------------------------
     the principal accounting officer, the treasurer and the controller of the Borrower.

          "Senior Note" means any one of the 7.54% Senior Notes due May 31,
           -----------
     2006, in an aggregate original principal amount of $80,000,000, issued by the Borrower in favor of the Senior Noteholders pursuant to the Senior Note Agreements, as such Senior Notes may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

          "Senior Note Agreements" means those certain Note Purchase Agreements
           ----------------------
     dated as of the date hereof by and between the Borrower and each of the Senior Noteholders, as the same may be restated, extended, renewed, amended or otherwise modified and in effect from time to time.

          "Senior Noteholder" means any one of the holders from time to time of
           -----------------
     the Senior Notes.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Solvent" or "Solvency" means, with respect to any Person as of a
           -------      --------
     particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit Fee" shall have the meaning assigned to
           ----------------------------
     such term in Section 3.5(c)(i).

          "Stock Repurchase" means the repurchase, if any, by the Borrower on or
           ----------------
     after the Closing Date but no later than June 30, 1996 of up to 480,000 shares of the Class A nonvoting common stock of the Borrower pursuant to the tender offer dated March 6, 1996 in the form attached hereto as
     Schedule 1.1C.
     -------------

          "Subsidiary" means, with respect to any Person at any time, any
           ----------
     corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

               (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock or any class or classes of such corporation shall or might have voting power by reason of the happening of any contingency);

               (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or

               (c)  the beneficial interest in such trust or estate,

     is, at such time, directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Dissolution" means any dissolution, liquidation or
           ----------------------
     winding up of the affairs of any Consolidated Subsidiary pursuant to the terms of Section 8.3(a)(ii).

          "Subsidiary Pledgors" means, at any time, each of the Subsidiaries of
           -------------------
     the Borrower which is a Pledgor under and as defined in any Pledge Agreement or has executed any other pledge agreement in favor of the Senior Creditor Agent in accordance with the terms of Section 7.11.

          "Swingline Commitment" means the commitment of the Swingline Lender
           --------------------
     to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

          "Swingline Committed Amount" shall have the meaning assigned to such
           --------------------------
     term in Section 2.3(a).

          "Swingline Lender" means NationsBank.
           ----------------

          "Swingline Loan" shall have the meaning assigned to such term in
           --------------
     Section 2.3(a).

          "Swingline Note" means the promissory note of the Borrower in favor
           --------------
     of the Swingline Lender in the original principal amount of $15,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

          "Syndication Agent" shall have the meaning assigned to such term in
           -----------------
     the heading hereof.

          "Syndication Agent's Fee" shall have the meaning assigned to such
           -----------------------
     term in Section 3.5(e).

          "Syndication Agent's Fee Letter" means that certain letter agreement,
           ------------------------------
     dated as of April 3, 1996, between the Syndication Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

          "Termination Date" means June 26, 2001.
           ----------------

          "Termination Event" means (i) with respect to any Plan, the
           -----------------
     occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Consolidated Subsidiary or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
     Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Consolidated Subsidiary or any ERISA Affiliate from a Multiemployer Plan.

          "Trade Letter of Credit Fee" shall have the meaning assigned to such
           --------------------------
     term in Section 3.5(c)(ii).

          "U.K. Pledge Agreements" means those certain memorandums of deposit,
           ----------------------
     dated as of the Closing Date, executed in favor of the Senior Creditor Agent by Kearney-National Inc. and Thetford Corporation.

          "Unconsolidated Subsidiary" means any of (i) DKM Properties Corp., a
           -------------------------
     New Jersey corporation, and its Subsidiaries, (ii) DKM Residential Properties Corp., a New Jersey corporation, and its Subsidiaries, (iii) Patterson Broadcasting, Inc., a Delaware corporation, and its Subsidiaries,
     (iv) any newly created or acquired direct or indirect Subsidiary of a then existing Unconsolidated Subsidiary and (v) any newly created or acquired direct or indirect Subsidiary of the Borrower which would be consolidated with the Borrower under GAAP, but which, subject to the terms of Section 8.4(ii) and Section 8.12, is designated by the Borrower as an Unconsolidated Subsidiary by written notice of such designation to the Agent within twenty (20) days after the creation or acquisition thereof; provided, however, that (i) no Subsidiary of the Borrower shall be an
     --------  -------
     Unconsolidated Subsidiary for purposes of this Credit Agreement unless such Subsidiary is also an Unconsolidated Subsidiary under and as defined in the Senior Note Agreements, (ii) no present or future Consolidated Subsidiary may be designated by the Borrower as an Unconsolidated Subsidiary and (iii) no Person which is a Subsidiary of an Unconsolidated Subsidiary may be designated by the Borrower as a Consolidated Subsidiary.

          "Unused Fee" shall have the meaning assigned to such term in Section
           ----------
     3.5(b).

          "Unused Fee Calculation Period" shall have the meaning assigned to
           -----------------------------
     such term in Section 3.5(b).

          "Unused Revolving Committed Amount" means, for any period, the amount
           ---------------------------------
     by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC
            ----
     Obligations.

          "Upfront Fee" shall have the meaning assigned to such term in Section
           -----------
     3.5(a).

          "U.S. Pledge Agreement" means the pledge agreement dated as of the
           ---------------------
     Closing Date in the form of Schedule 1.1D to be executed in favor of the
                                 -------------
     Senior Creditor Agent by the Borrower and each of the Guarantors.

          "Voting Equity" shall have the meaning assigned to such term in
           -------------
     Section 7.11.

     1.2  Computation of Time Periods.  For purposes of computation of periods
          ---------------------------
of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     1.3  Accounting Terms.  Except as otherwise expressly provided herein, all
          ----------------
accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with, and all calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of, GAAP and applied on a consistent basis with GAAP as applied in the preparation of the audited consolidated financial statements of the Borrower as at January 31, 1996 (except for the effects of not consolidating the Unconsolidated Subsidiaries and, in the case of interim financial statements, except for the absence of footnote disclosures and subject to changes resulting from audit and normal yearend audit adjustments).

Notwithstanding the above, it is understood and agreed that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 7.10 (including without limitation for purposes of the definition of "Pro Forma Basis" set forth in Section 1.1), (i) (A) income statement items (whether positive or negative, including without limitation EBITA and interest expense) attributable to the Consolidated Subsidiary dissolved, liquidated or wound up in any dissolution, liquidation or winding up as contemplated by Section 8.3(a)(ii) or to the Property disposed of in any sale, lease, transfer or other disposition of Property as contemplated by
Section 8.3(c)(vii), as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such dissolution, liquidation or winding up or any such sale, lease, transfer or other disposition, as applicable, shall be excluded and deemed to have been retired as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information and (ii) income statement items (whether positive or negative, including without limitation EBITA and interest expense) attributable to any capital stock, securities and Property acquired or leased in a transaction contemplated by Section 8.3(d) or attributable to any Investment transaction contemplated by Section 8.4 shall be included to the extent relating to any period applicable in such calculations occurring after the date of such transaction (and, notwithstanding the foregoing, during the first four fiscal quarters following the date of such transaction, shall be included on an annualized basis).


                                   SECTION 2

                               CREDIT FACILITIES
                               -----------------

     2.1  Revolving Loans.
          ---------------

               (a) Revolving Commitment.  Subject to the terms and conditions
                   --------------------
     hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing
                           ---------------
     Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate
                            --------  -------
     principal amount of outstanding Revolving Loans shall not exceed TWO HUNDRED TWENTY MILLION DOLLARS ($220,000,000.00) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each
     ---------------------------    --------  -------
     Lender individually, the aggregate principal amount of such Lender's outstanding Revolving Loans plus such Lender's participation interests in
                                 ----
     Letters of Credit plus such Lender's participation interests in the
                       ----
     Swingline Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC
     ----                                                               ----
     Obligations outstanding shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however,
                                                          --------  -------
     that no more than 5 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

     (b)  Revolving Loan Borrowings.
          -------------------------

               (i)    Notice of Borrowing.  The Borrower shall request a
                      -------------------
     Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and not later than 1:00 P.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii)   Minimum Amounts.  Subject to the terms of Section 2.2(e)
                      ---------------
     each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii)  Advances.  Each Lender will make its Commitment Percentage
                      --------
     of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Agent may specify in writing, by 3:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower in the Register maintained by the Agent pursuant to
     Section 11.3(c) with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

     (c)  Repayment.  The principal amount of all Revolving Loans shall be due
          ---------
and payable in full on the Termination Date.

     (d)  Interest.  Subject to the provisions of Section 3.1,
          --------

                    (i)  Base Rate Loans.  During such periods as Revolving
                         ---------------
          Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate;

                    (ii) Eurodollar Loans.  During such periods as Revolving
                         ----------------
          Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.
                          ----

     Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

          (e) Revolving Notes.  The Revolving Loans made by each Lender shall be
              ---------------
     evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Revolving Committed Amount and in substantially the form of Schedule 2.1(e).
        ---------------

     2.2  Letter of Credit Subfacility.
          ----------------------------

          (a) Issuance.  Subject to the terms and conditions hereof and of the
              --------
     LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender agrees to issue Letters of Credit from time to time and the Lenders will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit in Dollars from the Closing Date until the Termination Date, all as the Borrower may request, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall
             --------  -------
     not at any time exceed THIRTY MILLION DOLLARS ($30,000,000) (the "LOC
                                                                       ---
     Committed Amount") and (ii) the sum of the aggregate principal amount of
     ----------------
     outstanding Revolving Loans plus the aggregate principal amount of
                                 ----
     outstanding Swingline Loans plus LOC Obligations outstanding shall not
                                 ----
     exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

          (b) Notice and Reports.  The request for the issuance of a Letter of
              ------------------
     Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request by a Lender, disseminate to the Borrower and each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

          (c) Participation.  Each Lender, upon issuance of a Letter of Credit
              -------------
     (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement.  In the event of any drawing under any Letter of
              -------------
     Credit, the Issuing Lender will promptly notify the Borrower. Thereafter, unless the Borrower shall promptly notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower agrees to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the Applicable Percentage and (ii) two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower in accordance with the terms hereof with respect thereto.

          (e)  Repayment with Revolving Loans.  On any day on which the Borrower
               ------------------------------
     shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based
                                                                 --- ----
     on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the
     ---------------
     minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to
            --------
     this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Designation of Consolidated Subsidiaries as Account Parties.
              -----------------------------------------------------------
     Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Subsidiary, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g) Renewal, Extension.  The renewal or extension of any Letter of
              ------------------
     Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices.  The Issuing Lender may have the
              -----------------------------
     Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International

     Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated
                               ---
     therein and deemed in all respects to be a part thereof.

          (i)    Indemnification; Nature of Issuing Lender's Duties.  (i)  In
                 --------------------------------------------------
     addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

          (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

          (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

          (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender
     (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

          (j)  Responsibility of Issuing Lender. It is expressly understood and
               --------------------------------
     agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be
     --------  -------
     deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (k)  Conflict with LOC Documents.  In the event of any conflict
               ---------------------------
     between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

     2.3  Swingline Loan Subfacility.
          --------------------------

     (a)  Swingline Commitment.  Subject to the terms and conditions hereof and
          --------------------
in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time
 --------------                          ---------------
from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline
           --------  -------
Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Swingline Committed Amount") and (ii) the sum of the
                    --------------------------
aggregate principal amount of outstanding

Revolving Loans plus the aggregate principal amount of outstanding Swingline
                ----
Loans plus LOC Obligations outstanding shall not exceed the Revolving Committed
      ----
Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

     (b)       Swingline Loan Advances.
               -----------------------

          (i)    Notices; Disbursement.  Whenever the Borrower desires a
                 ---------------------
     Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and
     (C) the principal amount of the Swingline Loan advance requested. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

          (ii)   Minimum Amounts.  Each Swingline Loan advance shall be in a
                 ---------------
     minimum principal amount of $100,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

          (iii)  Repayment of Swingline Loans.  The principal amount of all
                 ----------------------------
     Swingline Loans shall be due and payable on the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however,
                                                            --------  -------
     that any such demand shall be deemed to have been given (i) one Business Day prior to the Termination Date and (ii) on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the
                                                         ---------------
     amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to
     Section 3.4), provided that (A) all interest payable on the Swingline Loans
                   --------
     shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

     (c)  Interest on Swingline Loans.  (i) Subject to the provisions of Section
          ---------------------------
3.1, each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate.

     (ii) Payment of Interest.  Interest on Swingline Loans shall be payable in
          -------------------
arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

     (d)  Swingline Note.  The Swingline Loans shall be evidenced by a duly
          --------------
executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.3(d).
        ----------------


                                   SECTION 3

                OTHER PROVISIONS RELATING TO CREDIT FACILITIES
                ----------------------------------------------

     3.1  Default Rate.  Upon the occurrence, and during the continuance, of an
          ------------
Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall, if so determined by the Required Lenders, bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

     3.2  Extension and Conversion.  Subject to the terms of Section 5.2, the
          ------------------------
Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in
                            --------  -------
Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in
                      ---------------
such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than 5 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this
Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 1:00 P.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and prior to 1:00 P.M. (Charlotte, North Carolina time) on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (ii), (iii),
(iv), (v) and (vi) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

     3.3  Prepayments.
          -----------

          (a) Voluntary Prepayments.  The Borrower shall have the right to
              ---------------------
     prepay Loans in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i)
                                                     --------  -------
     Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans will be subject to Section 3.11; and
     (iii) each such partial prepayment of Loans shall be (A) in the case of Revolving Loans, in a minimum principal amount of $1,000,000 and (B) in the case of Swingline Loans, in a minimum principal amount of $100,000.
     Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect.

          (b) Mandatory Prepayments.  If at any time, the sum of the aggregate
              ---------------------
     principal amount of outstanding Revolving Loans plus the aggregate
                                                     ----
     principal amount of outstanding Swingline Loans plus LOC Obligations
                                                     ----
     outstanding shall exceed the Revolving Committed Amount, the Borrower agrees to prepay immediately the outstanding principal balance on the Revolving Loans in an amount sufficient to eliminate such excess.

          (c) General.  All prepayments made pursuant to this Section 3.3 shall
              -------
     (i) be subject to Section 3.11, (ii) be applied first to accrued but unpaid interest on the principal amount prepaid and (iii) unless the Borrower shall specify otherwise, be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities. Amount prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

     3.4  Termination and Reduction of Revolving Committed Amount.
          -------------------------------------------------------

     (a)  Voluntary Reductions.  The Borrower may from time to time permanently
          --------------------
reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made
           --------  -------
which would cause the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC
----                                                               ----
Obligations outstanding to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

     (b)  Mandatory Reductions.  The Borrower shall notify the Agent of the
          --------------------
occurrence of any Excess Net Proceeds Event within five (5) days of the occurrence thereof, and at the request to the Agent and the Borrower of the Required Lenders given within 30 days from the date of receipt of such notice by the Agent, the Revolving Committed Amount shall be reduced in an amount equal to the amount by which (A) the amount of the Excess Net Proceeds of the related Subsidiary Dissolution or Asset Disposition, as applicable, not utilized to make Investments or to the purchase, acquisition or construction of other Property during the related Application Period in the Borrower or in any of the Consolidated Subsidiaries (including Investments, purchases and acquisitions which result in a Person becoming a Consolidated Subsidiary) as contemplated by the terms of Section 8.3(a)(ii)(B)(2)(x) or Section 8.3(c)(vii)(B)(2)(x), as applicable, multiplied by the percentage determined by dividing (1) the then
            -------------
current Revolving Committed Amount by (2) the sum of (I) the then current Revolving Committed Amount plus (II) the aggregate then outstanding principal
                           ----
amount of all Senior Notes, exceeds (B) the amount of all voluntary reductions
                            -------
of the Revolving Committed Amount made by the Borrower pursuant to Section 3.4(a) during such Application Period.

     (c)  Termination Date.  The Revolving Commitments of the Lenders, the
          ----------------
Swingline Commitment of the Swingline Lender and the LOC Commitment of the Issuing Lender shall automatically terminate on the Termination Date.

     (d) General.  The Borrower shall pay to the Agent for the account of the
         -------
Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

3.5  Fees.
     ----

          (a) Upfront Fees.  The Borrower agrees to pay to the Agent for the
              ------------
     benefit of the Lenders in immediately available funds on or before the Closing Date an upfront fee (the "Upfront Fee") in the amount provided in
                                       -----------
     the Agent's Fee Letter.

          (b) Unused Fee.  In consideration of the Revolving Commitments of the
              ----------
     Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Revolving Committed
                                ----------
     Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Section 3.4 and the Termination Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such
               -----------------------------
     dates to occur after the Closing Date.

          (c) Letter of Credit Fees.
              ---------------------

              (i)   Standby Letter of Credit Issuance Fee.  In consideration of
                    -------------------------------------
          the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage
           ---------------------------
          of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

              (ii)  Trade Letter of Credit Drawing Fee.  In consideration of the
                    ----------------------------------
          issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade
                                                                         -----
          Letter of Credit Fee") equal to 0.125% on such Lender's Commitment
          --------------------
          Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

               (iii) Issuing Lender Fees.  In addition to the Standby Letter of
                     -------------------
          Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees referred to in the Agent's Fee Letter and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").
                              -------------------

          (d)  Agent's Fees.  The Borrower agrees to pay to the Agent, for its
               ------------
     own account and NationsBanc Capital Markets, Inc., as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").
                                                               ------------

          (e)  Syndication Agent's Fees.  The Borrower agrees to pay to the
               ------------------------
     Syndication Agent, for its own account, the fees referred to in the Syndication Agent's Fee Letter (the "Syndication Agent's Fees").
                                          ------------------------

     3.6  Capital Adequacy.  If any Lender has determined, after the date
          ----------------
hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

     3.7  Inability To Determine Interest Rate.  If prior to the first day of
          ------------------------------------
any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

     3.8  Illegality.  Notwithstanding any other provision herein, if the
          ----------
adoption of or any change in any Requirement of Law (other than any adoption of or change in the certificate of incorporation, by-laws or other organizational or governing documents of such Lender) or in the interpretation or application thereof by a Governmental Authority occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

     3.9  Requirements of Law.  If, after the date hereof, the adoption of or
          -------------------
any change in any Requirement of Law (other than any adoption of or change in the certificate of incorporation, by-laws or other organizational or governing documents of such Lender) or in the interpretation or application thereof by any Governmental Authority applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under
     Section 3.10(b)) and except for changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the
--------
Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.10 Taxes.
          -----

          (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes, levies, imposts, duties, charges, fees, deductions or withholdings measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
                                                                  ------------
     Taxes") are required to be withheld by the Borrower from any amounts
     -----
     payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and
            --------  -------
     withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (X)(i) on or before the date of any payment by the Borrower (or the Agent) under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (ii) deliver to the Borrower and the Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

          (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower or the Agent, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

     unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the
                 --------
     obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     3.11  Indemnity.  The Borrower promises to indemnify each Lender and to
           ---------
hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment (including, without limitation, a mandatory assignment pursuant to Section 3.16(b)) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any and excluding any default rate of interest) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

     3.12  Pro Rata Treatment.  Except to the extent otherwise provided herein:
           ------------------

          (a)  Loans.  Each Revolving Loan, each payment or prepayment of
               -----
     principal of any Revolving Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

          (b)  Advances.  Unless the Agent shall have been notified in writing
               --------
     by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's ratable share of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

     3.13  Sharing of Payments.  The Lenders agree among themselves that, in the
           -------------------
event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

     3.14  Payments, Computations, Etc.
           ----------------------------

           (a) (i) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1(a) not later than
                                                  ---------------
     2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
     Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (Charlotte, North Carolina time) on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

          (ii) Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

          (b)  Allocation of Payments After Event of Default.
               ---------------------------------------------

          (i) Notwithstanding any other provisions of this Credit Agreement to the contrary and subject to the terms of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default and following the exercise of any remedies by the Agent or the Lenders as set forth in Section 9.2, all amounts collected or received by the Agent or any Lender on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

          FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

          SECOND, to payment of any fees owed to the Agent;

          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or Hedging Agreements or otherwise with respect to the Borrower's Obligations owing to such Lender;

          FOURTH, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

          FIFTH, to the payment of the outstanding principal amount of the Borrower's Obligations;

          SIXTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

          SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (A) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (B) each Lender shall receive an amount equal to its pro rata share (based on such Lender's share, if any, of the aggregate outstanding amount of the applicable type of Borrower's Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (C) subject to the terms of subsection
     (b)(ii) below, the full amount of Borrower's Obligations on account of any Letters of Credit outstanding but not drawn upon shall be deemed to be then due and owing and shall be included in the amounts payable under clause "FIFTH" above.

          (ii) The full amount payable under subsection (b)(i) above with respect to Borrower's Obligations on account of Letters of Credit outstanding but not drawn upon shall be deposited in a separate account under the exclusive dominion and control of the Senior Creditor Agent (the "Cash Collateral Account") and held by the Senior Creditor Agent, as
      ----------------------
     contemplated by Section 2(d) of the Intercreditor Agreement, as security for the Borrower's Obligations and the obligations of the Borrower under or in respect of the Senior Note Agreements and/or the Senior Notes. The amount so deposited shall be applied in accordance with the terms of the Intercreditor Agreement. The Borrower hereby grants to the Senior Creditor Agent, for the ratable benefit of the Lenders and the holders of the Senior Notes, a lien on and security interest in all funds deposited in the Cash Collateral Account, as security for all the Borrower's Obligations and the Obligations of the Borrower under or in respect of the Senior Note Agreements and/or the Senior Notes as set forth above, and the Borrower acknowledges that the Senior Creditor Agent shall have sole and exclusive control over the Cash Collateral Account.

     3.15  Evidence of Debt.  (a)  Each Lender shall maintain an account or
           ----------------
accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

     (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

     (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any
--------  -------
such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

     3.16   Change of Lending Office; Mandatory Assignment.
            ----------------------------------------------

     (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.6, Section 3.8, Section 3.9 or Section 3.10, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by an event contemplated by any such Section, provided that such designa tion is made on such terms that such Lender and its
--------
lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 3.16(a) shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in
Section 3.6, Section 3.8, Section 3.9 or Section 3.10.

     (b) In the event that (i) any Lender fails to fulfill its Commitment to make any Revolving Loan, (ii) any Lender delivers to the Borrower any notice in accordance with Section 3.6 or Section 3.8 or (iii) any Lender requests payment by the Borrower of any additional amounts pursuant to Section 3.9 or Section 3.10, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 11.3(b)), and in its sole discretion require such Lender, and such Lender hereby agrees, to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of
Section 11.3(b)), all or part of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations, provided that (i) such assignment shall not conflict with
             --------
any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.


                                 SECTION 4

                                 GUARANTY
                                 --------

     4.1  The Guarantee.  Each of the Guarantors hereby jointly and severally
          -------------
guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent as hereinafter provided the prompt payment of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever (except as expressly provided herein), and that in the case of any extension of time of payment or renewal of any of the Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law, including the Bankruptcy Code, relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder automatically shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4.2  Obligations Unconditional.  The obligations of the Guarantors under
          -------------------------
Section 4.1 hereof are joint and several, absolute and unconditional (to the fullest extent permitted by applicable law), irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Borrower's Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrower's Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

          (iii) the maturity of any of the Borrower's Obligations shall be accelerated, or any of the Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Borrower's Obligations shall fail to attach or be perfected; or

          (v) any of the Borrower's Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (except notices expressly required hereunder), and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging

Agreements, or against any other Person under any other guarantee of, or security for, any of the Borrower's Obligations.

     4.3  Reinstatement.  The obligations of the Guarantors under this Section 4
          -------------
shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.4  Certain Additional Waivers.  Without limiting the generality of the
          --------------------------
provisions of this Section 4, to the extent permitted by applicable law, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. '' 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Borrower's Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

     4.5  Remedies.  The Guarantors agree that, to the fullest extent permitted
          --------
by applicable law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Borrower's Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrower's Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrower's Obligations being deemed to have become automatically due and payable), the Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.


     4.6  Rights of Contribution.  The Guarantors hereby agree, as among
          ----------------------
themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i)

"Excess Funding Guarantor" shall mean, in respect of any obligations arising
 ------------------------
under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean,
                                           --------------
in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for
       --------------
any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

     4.7  Continuing Guarantee.  The guarantee in this Section 4 is a continuing
          --------------------
guarantee, and shall apply to all Borrower's Obligations whenever arising.


                                 SECTION 5

                                 CONDITIONS
                                 ----------

     5.1    Closing Conditions.  The obligation of the Lenders to enter into
            ------------------
this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance reasonably acceptable to the Lenders):

            (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

            (b) The Agent shall have received an appropriate original Revolving Note for each Lender, executed by the Borrower;

            (c) The Agent shall have received an appropriate original Swingline Note for the Swingline Lender, executed by the Borrower;

            (d) The Agent shall have received original counterparts of the Intercreditor Agreement executed by each of the parties thereto;

            (e) The Senior Creditor Agent shall have received original counterparts of each Pledge Agreement executed by each of the parties thereto, together with (i) all stock or other equity interest certificates, if any, evidencing the stock or other equity interest pledged to the Senior Creditor Agent, for the benefit of the Lenders and Senior Noteholders, or to the Lenders and Senior Noteholders, as the case may be, pursuant to such Pledge Agreement, (ii) duly executed in blank undated stock or other appropriate powers attached thereto (unless, with respect to a Foreign Consolidated Subsidiary, such stock powers are deemed unnecessary by the Senior Creditor Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person), (iii) evidence of the execution of such further pledge agreements as may be necessary to comply with additional requirements under the laws of the jurisdiction of a Material Foreign Subsidiary where stock or other equity interest is to be pledged pursuant to a Pledge Agreement, (iv) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each of the Borrower and the Subsidiary Pledgors, and each jurisdiction where a filing would need to be made in order to perfect the Senior Creditor Agent's security interest in any Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (v) the Financing Statements;

            (f) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

            (g) The Agent shall have received a copy certified by a secretary or assistant secretary of the Borrower of a resolution of the directors of the Borrower approving the Senior Note Agreements;

            (h) The Agent shall have received a legal opinion of Haythe & Curley, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(h);
                                  ---------------

            (i) The Agent shall have received a legal opinion of John H. FitzSimons, Esq., General Counsel of the Borrower, dated as of the Closing Date and substantially in the form of Schedule 5.1(i);
                                           ---------------

            (j) The Agent shall have received a legal opinion of Haythe & Curley, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(j);
                                  ---------------
            (k) The Agent shall have received a legal opinion of special foreign counsel for the Credit Parties for each country in which any Material Foreign Subsidiary whose stock or other equity interest is to be pledged pursuant to any Pledge Agreement is incorporated, all in form and substance reasonably satisfactory to the Agent;

            (l) No material adverse change shall have occurred since January 31, 1996 in the condition (financial or otherwise), business or management of the Borrower and its Consolidated Subsidiaries taken as a whole;

            (m) (i) The Borrower shall have entered into a Senior Note Agreement with each holder of a Senior Note, (ii) the Borrower shall have executed the Senior Notes and (iii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each of the Senior Note Agreements and each of the Senior Notes as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Effective Date which shall not have been approved by each of the Lenders;

            (n) The Borrower shall have received proceeds from the sale of the Senior Notes in an aggregate principal amount of $80,000,000;

            (o) The Agent shall have received a certificate executed by the chief financial officer of the Borrower as of the Closing Date stating that, immediately after giving effect to this Credit Agreement and the other Credit Documents, the Senior Note Agreements, the Senior Notes and all other transactions contemplated by this Credit Agreement and the other Credit Documents and the Senior Note Agreements to occur on such date, (x) the Borrower and its Consolidated Subsidiaries taken as a whole are Solvent, (y) no Default or Event of Default exists, and (z) the representations and warranties set forth in Section 6 are, subject to the limitations set forth therein, true and correct in all material respects;

            (p) The Agent shall have received copies of insurance policies or certificates of insurance of the Borrower and its Consolidated Subsidiaries evidencing liability and casualty insurance meeting the requirements of
     Section 7.6;

            (q) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date;

            (r) Evidence satisfactory to the Agent that all obligations under the Existing Credit Agreement have been paid in full and all commitments of the lenders under the Existing Credit Agreement have been terminated; and

            (s) The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

     5.2    Conditions to all Extensions of Credit.  The obligations of each
            --------------------------------------
Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

          (i) The Borrower shall have delivered (A) in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (B) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

          (ii) The representations and warranties set forth in Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

          (iii) There shall not have been commenced against the Borrower or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

          (iv) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

          (v) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount
                                           ----
     of outstanding Swingline Loans plus LOC Obligations outstanding shall
                                    ----
     not exceed the Revolving Committed Amount, and (B) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (ii), (iii), (iv) and (v) above.


                                   SECTION 6
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Credit Parties hereby represent to the Agent and each Lender that:

     6.1  Financial Condition.  (i) The audited consolidated balance sheets of
          -------------------
the Borrower and its Subsidiaries as of January 31, 1994, January 31, 1995 and January 31, 1996 and the audited consolidated statements of income and of cash flows for the Borrower and its Subsidiaries for the years ended January 31, 1994, January 31, 1995 and January 31, 1996 have heretofore been furnished to the Agent. Such audited consolidated financial statements (including the notes thereto) (A) have been audited by Arthur Andersen, LLP, (B) have been prepared in accordance with GAAP (except for the effects of not consolidating the Unconsolidated Subsidiaries), consistently applied throughout the periods covered thereby and (C) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods.

          (ii) The unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of January 31, 1994, January 31, 1995 and January 31, 1996 and the unaudited consolidating statements of income and of cash flows for the Borrower and its Consolidated Subsidiaries for the years ended January 31, 1994, January 31, 1995 and January 31, 1996 have heretofore been furnished to the Agent.

          (iii) (A) The audited consolidated balance sheets of DKM Properties Corp. and its Subsidiaries (including without limitation DKM Residential Properties Corp. and its Subsidiaries) as of January 31, 1994, January 31, 1995 and January 31, 1996 and the audited consolidated statements of income and of cash flows for DKM Properties Corp. and its Subsidiaries (including without limitation DKM Residential Properties Corp. and its Subsidiaries) for the years ended January 31, 1994, January 31, 1995 and January 31, 1996 have heretofore been furnished to the Agent. Such audited consolidated financial statements (including the notes thereto) (1) have been audited by (x) in the case of the financial statements for fiscal year 1994, KPMG Peat Marwick and (y) in the case of the financial statements for fiscal years 1995 and 1996, Arthur Andersen, LLP, (2) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby and (3) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of DKM Properties Corp. and its Subsidiaries (including without limitation DKM Residential Properties Corp. and its Subsidiaries) as of such dates and for such periods.

          (B) The audited consolidated balance sheet of Patterson Broadcasting, Inc. and its Subsidiaries as of December 31, 1995 and the audited consolidated statements of income and of cash flows for Patterson Broadcasting, Inc. and its Subsidiaries for the period ended December 31, 1995 have heretofore been furnished to the Agent. Such audited consolidated financial statements (including the notes thereto) (1) have been audited by Arthur Andersen, LLP, (2) have been prepared in accordance with GAAP, consistently applied throughout the period covered thereby and (3) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of Patterson Broadcasting, Inc. and its Subsidiaries as of such date and for such period.

          (iv) During the period from January 31, 1996 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of the business or property of the Borrower and its Consolidated Subsidiaries, taken as a whole, except for sales of inventory and other assets in the ordinary course of business, and, except for the purchase by Needle Acquisition Corp. of substantially all of the assets of Bucilla Corporation, no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, except for purchases of raw materials, inventory and other assets in the ordinary course of business, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

     6.2  No Change.  Since January 31, 1996 to and including the Closing
          ---------
Date, there has been no development or event relating to or affecting the Borrower or any of its Consolidated Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3  Organization; Existence; Compliance with Law.  Each of the
          --------------------------------------------
Borrower and its Consolidated Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not have a Material Adverse Effect, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to have such other power or authority would not have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except where the failure to be in compliance with such Requirements of Law would not have a Material Adverse Effect.

     6.4  Power; Authorization; Enforceable Obligations.  Each of the Credit
          ---------------------------------------------
Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement (in the case of the Borrower) and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability by or against any Credit Party of the Credit Documents to which such Credit Party is a party, except for filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered by such Credit Party on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     6.5      No Legal Bar.  The execution, delivery and performance of the
              ------------
Credit Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Consolidated Subsidiaries in any respect that would have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of the properties or revenues of any of the Borrower or any of its Consolidated Subsidiaries pursuant to any such Requirement of Law or contractual obligation.

     6.6      No Material Litigation.  Except as disclosed by the Borrower
              ----------------------
pursuant to Section 7.1(h) hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Borrower or any of its Consolidated Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would have a Material Adverse Effect.

     6.7      Ownership of Property; Liens.   Each of the Borrower and its
              ----------------------------
Consolidated Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

     6.8      Intellectual Property.  Each of the Borrower and its Consolidated
              ---------------------
Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames and copyrights, if any, used in the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure
                          ---------------------
to own or have such legal right to use would not have a Material Adverse Effect. Except as provided on Schedule 6.8, no claim has been asserted and is pending by
                      ------------
any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Borrower or any of its Consolidated Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have a Material Adverse Effect.

     6.9      No Burdensome Restrictions.  Except as disclosed in writing to the
              --------------------------
Agent, no Requirement of Law or contractual obligation of the Borrower or any of its Consolidated Subsidiaries would have a Material Adverse Effect.

     6.10      Taxes.   Each of the Borrower and its Consolidated Subsidiaries
               -----
has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person).

     6.11 ERISA.  Except as would not result in a Material Adverse Effect:
          -----

     (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the Property of all such Plans by more than $2,000,000.

     (c) Neither the Borrower, any Consolidated Subsidiary nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any Consolidated Subsidiary nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any Consolidated Subsidiary or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any Consolidated Subsidiary nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any Consolidated Subsidiary or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Consolidated Subsidiary or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

     (e) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in
Section 11.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the continued validity of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), or the issuance of any other similar relief or prohibited transaction exemption, which provides relief from the restriction of
Section 406(a) and 406(b) of ERISA and the taxes imposed by Section 4975 of the Code for certain transactions involving an insurance company general account.

     6.12 Governmental Regulations, Etc.
          -----------------------------

          (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, except for any purchases or carryings which are effected in accordance with Regulations G and U. If requested by the Agent, the Borrower will furnish to the Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Consolidated Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

          (b) Neither the Borrower nor any of its Consolidated Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Consolidated Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (c) As of the Closing Date, no director, executive officer or principal shareholder of the Borrower or any of its Consolidated Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

               (d) Each of the Borrower and its Consolidated Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective assets and to the conduct of its business, except where the failure to obtain the same would not have a Material Adverse Effect.

               (e) Each of the Borrower and its Consolidated Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in compliance in all material respects with all applicable rules and regulations of such commissions, except where the failure to be in compliance would not have a Material Adverse Effect.

     6.13      Subsidiaries.  Schedule 6.13 sets forth all of the Consolidated
               ------------   -------------
Subsidiaries of the Borrower at the Closing Date, all of the Unconsolidated Subsidiaries as of the Closing Date, the jurisdiction of incorporation of each such Person and the direct or indirect ownership interest of the Borrower in each such Person.

     6.14      Purpose of Loans and Letters of Credit.  The proceeds of the
               --------------------------------------
Loans hereunder shall be used solely by the Borrower (i) to refinance existing indebtedness of the Borrower under the Existing Credit Agreement, (ii) to finance the Stock Repurchase, and (iii) for working capital and general corporate purposes (including acquisitions permitted by Section 8.3(d) and Investments permitted by Section 8.4) of the Borrower and its Consolidated Subsidiaries. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

     6.15      Environmental Matters.  Except as disclosed in writing to the
               ---------------------
Agent or except as would not have a Material Adverse Effect,

     (a) Each of the facilities and properties owned, leased or operated by the Borrower or any of its Consolidated Subsidiaries (the "Properties") and all
                                                       ----------
operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Consolidated Subsidiaries (the "Businesses"), and there are no conditions relating to the
                   ----------
Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

     (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

     (c) Neither the Borrower nor any of its Consolidated Subsidiaries has received any written notice of any Governmental Authority regarding any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses which has not been cured or for which there is remaining liability, nor does the Borrower or any of its Consolidated Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Consolidated Subsidiaries in violation of, or, to the knowledge of the Credit Parties, in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which the Borrower or any of its Consolidated Subsidiaries is or will be named as a party, nor are there any outstanding consent decrees or other decrees, consent orders, administrative orders or other orders, or other outstanding administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Consolidated Subsidiaries, the Properties or the Businesses.

     (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Consolidated Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or, to the knowledge of the Credit Parties, in amounts or in a manner that would give rise to liability under Environmental Laws.

     6.16 Perfected Security Interests.  Except as the result of or in
          ----------------------------
connection with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), at all times after execution and delivery of the Pledge Agreements (and any other pledge agreement in favor of the Senior Creditor Agent in accordance with the terms of Section 7.11) by the Borrower and the Subsidiary Pledgors and satisfaction of the conditions specified therein, the security interests in the Collateral created in favor of the Senior Creditor Agent, for the benefit of the Lenders and/or Senior Noteholders, or in favor of the Lenders and Senior Noteholders, as the case may be, will constitute valid, perfected security interests in the securities delivered pursuant to the Pledge Agreements.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     7.1      Information Covenants.  The Borrower will furnish, or cause to be
              ---------------------
furnished, to the Agent:

              (a)    Annual Financial Statements. (i) As soon as available, and
                     ---------------------------
     in any event within 90 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of income and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements described above to be in substantially the form of the audited consolidated financial statements for the fiscal year ended January 31, 1996 referred to in clause (i) of
     Section 6.1 or otherwise in form and detail reasonably acceptable to the Agent and audited by Arthur Andersen, LLP, and an Acceptable Accountant or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for the effects of not consolidating the Unconsolidated Subsidiaries and except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

              (ii) As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower and its Consolidated Subsidiaries, a consolidating balance sheet of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year, together with related consolidating statements of income and of cash flows for such fiscal year, setting forth in comparative form consolidating figures for the preceding fiscal year, all such financial statements described above to be in substantially the form of the unaudited consolidating financial statements for the Borrower and its Consolidated Subsidiaries for the fiscal year ended January 31, 1996 referred to in clause (ii) of Section
     6.1 or otherwise in form and detail reasonably acceptable to the Agent.

              (iii) As soon as available, and in any event within 90 days after the close of each fiscal year of the applicable Unconsolidated Subsidiaries, a consolidated balance sheet of the applicable Unconsolidated Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of income and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements described above to be in substantially the form of the audited consolidated financial statements for the Unconsolidated Subsidiaries for the fiscal year ended January 31, 1996 or December 31, 1995, as applicable, referred to in clause (iii) of Section
     6.1 or otherwise in form and detail reasonably acceptable to the Agent and audited by Arthur Andersen, LLP, an Acceptable Accountant or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit.

            (b)    Quarterly Financial Statements. (i) As soon as available, and
                   ------------------------------
    in any event within 45 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of income and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial statements described above to be in substantially the form of the unaudited consolidated financial statements for the Borrower and its Subsidiaries for the fiscal quarter ended October 31, 1995 or otherwise in form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the Senior Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP (except for the effects of not consolidating the Unconsolidated Subsidiaries and except for the absence of footnote disclosures, and subject to changes resulting from audit and normal year-end audit adjustments).

            (ii) As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower and its Consolidated Subsidiaries (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidating balance sheet of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal quarter, together with related consolidating statements of income and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidating figures for the corresponding period of the preceding fiscal year, all such financial statements described above to be in substantially the form of the unaudited consolidating financial statements for the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended October 31, 1995 or otherwise in form and detail and reasonably acceptable to the Agent.

            (c)    Officer's Certificate. At the time of delivery of the
                   ---------------------
     financial statements provided for in Sections 7.1(a)(i) and 7.1(b)(i) above, a certificate of the Senior Financial Officer of the Borrower; substantially in the form of Schedule 7.1(c), (i) demonstrating compliance
                                  ---------------
     with the financial covenants contained in Section 7.10 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto. The Borrower shall also deliver a copy of each such certificate to the Agency Services Address.

            (d)    Annual Budgets. At least 90 days after the end of each fiscal
                   --------------
     year of the Borrower and its Consolidated Subsidiaries, beginning with the fiscal year ending January 31, 1998, an annual budget of the Borrower and its Consolidated Subsidiaries consisting of pro forma financial statements for the next fiscal year.

            (e) Accountant's Certificate. Within the period for delivery of the
                ------------------------
     annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed
     Section 7.10 and Section 8 of this Credit Agreement and stating further whether, in the course of their audit, they have not become aware of any Default or Event of Default under Section 7.10 or those portions of Section 8 relating to accounting matters or, if any such Default or Event of Default exists, specifying the nature and extent thereof.

            (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any
                -----------------
     other written report or "management letter" submitted by independent accountants to the Borrower and its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

            (g) Reports.  Promptly upon transmission or receipt thereof, (a)
                -------
     copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Consolidated Subsidiaries shall send to a holder of any Indebtedness owed by the Borrower or any of its Consolidated Subsidiaries in its capacity as such a holder and (b) upon the reasonable request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (h) Notices.  Upon obtaining knowledge thereof, the Borrower will
                -------
     give written notice to the Agent promptly of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower or its Consolidated Subsidiaries propose to take with respect thereto, and (ii) with respect to the Borrower or any Consolidated Subsidiary, the commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined would have a Material Adverse Effect.

            (i) ERISA.  Upon obtaining knowledge thereof, the Borrower will give
                -----
     written notice to the Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any Consolidated Subsidiary or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in

     ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon reasonable request, the Borrower shall furnish the Agent with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (j) Other Information.  With reasonable promptness upon any such
                -----------------
     request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request .

     7.2      Preservation of Existence and Franchises.  Except as a result of
              ----------------------------------------
or in connection with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), the Borrower will, and will cause each of its Consolidated Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except where the failure to maintain any such rights, franchises or authority would not have a Material Adverse Effect.

     7.3      Books and Records.  The Borrower will, and will cause each of its
              -----------------
Consolidated Subsidiaries to, keep books and records of its transactions in accordance with good accounting practices (including the establishment and maintenance of appropriate reserves).

     7.4      Compliance with Law.  The Borrower will, and will cause each of
              -------------------
its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

     7.5      Payment of Taxes.  Except as otherwise provided pursuant to the
              ----------------
terms of the definition of "Permitted Liens" set forth in Section 1.1, the Borrower will, and will cause each of its Consolidated Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent.

     7.6      Insurance.  The Borrower will, and will cause each of its
              ---------
Consolidated Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self insurance retentions as are currently in effect or otherwise in accordance with normal industry practice.

     7.7      Maintenance of Property.  The Borrower will, and will cause each
              -----------------------
of its Consolidated Subsidiaries to, maintain and preserve its equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted.

     7.8      Use of Proceeds.  The Borrower will use the proceeds of the Loans
              ---------------
and will use the Letters of Credit solely for the purposes set forth in Section 6.14.

     7.9      Audits/Inspections.  Upon reasonable notice and during normal
              ------------------
business hours and without unreasonable disruption, the Borrower will, and will cause each of its Consolidated Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person, all (unless an Event of Default shall have occurred and be continuing) at the Lenders' sole cost and expense and provided that such representative first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of Section 11.14.

     7.10     Financial Covenants.
              -------------------

              (a) Consolidated Interest Coverage Ratio. The Consolidated
                  ------------------------------------
     Interest Coverage Ratio, as of each Calculation Date, shall be greater than or equal to 3.0 to 1.0.

              (b) Consolidated Fixed Charge Coverage Ratio. The Consolidated
                  ----------------------------------------
     Fixed Charge Coverage Ratio, as of each Calculation Date, shall be greater than or equal to 1.25 to 1.0.

              (c) Consolidated Debt Coverage Ratio. The Consolidated Debt
                  --------------------------------
     Coverage Ratio, as of each Calculation Date, shall be no greater than 3.75 to 1.0.

              (d) Consolidated Adjusted Net Worth. At all times, Consolidated
                  -------------------------------
     Adjusted Net Worth shall be greater than or equal to 80% of Consolidated Net Worth as of the last day of the calendar month immediately preceding the Closing Date; provided, however, that, on and after the date of the Stock Repurchase, the Stock Repurchase shall be deemed to have occurred prior to the last day of the calendar month immediately preceding the Closing Date.

     7.11      Additional Credit Parties.  The Borrower will (i) cause each of
               -------------------------
its Material Domestic Subsidiaries to be a Guarantor hereunder and (ii) cause 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the capital stock or other equity interest owned by the Borrower or any Domestic Consolidated Subsidiary of each Material Domestic Subsidiary and 65% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the capital stock or the other equity interest entitled to vote (within the meaning of Treas. Reg. Section 1.9562(c)(2)) ("Voting Equity") and 100% (or, if less,
                                       --------------
the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the capital stock or the other equity interest not entitled to vote (within the meaning of Treas. Reg. Section 1.9562(c)(2)) ("Non-Voting Equity") of each
                                                   -----------------
Material Foreign Subsidiary owned by the Borrower or any Domestic Consolidated Subsidiary to be pledged to the Senior Creditor Agent (for the ratable benefit of the Lenders and Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, pursuant to the terms and conditions of the appropriate Pledge Agreement or a pledge agreement in form reasonably acceptable to the Senior Creditor Agent;provided, however, that, in the event that, as a result of
                      --------  -------
any changes in the United States tax laws after the date hereof, the pledge to the Senior Creditor Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, of any additional shares of capital stock of any Material Foreign Subsidiaries would not result in an increase in the aggregate net consolidated tax liabilities of the Borrower and its Subsidiaries, then all such additional shares of capital stock shall be pledged to the Senior Creditor Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, pursuant to the terms and conditions of the appropriate Pledge Agreement or a pledge agreement in form reasonably acceptable to the Senior Creditor Agent; provided further, however, that,
                                         -------- -------  -------
notwithstanding the above, the Borrower shall not be required by this Section
7.11 to cause any of the capital stock or other equity interest of Kearney (Thailand) Co., Ltd. ("Kearney Thailand") to be pledged to the Senior Creditor
                       ----------------
Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, until such time, if ever, as Kearney Thailand shall have assets equal to or greater than $5,000,000. In furtherance of the foregoing terms of this Section 7.11, the Borrower agrees that
     (a) at the time that any Person becomes a Material Domestic Subsidiary or that the Borrower elects to cause a Foreign Consolidated Subsidiary to become an Additional Credit Party, the Borrower shall so notify the Agent and shall (1) cause such Person to execute a Joinder Agreement in substantially the same form as Schedule 7.11 attached hereto, (2) if any
                                    -------------
     capital stock or other equity interest is not evidenced by certificates, take all actions (including, without limitation, the filing of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or similar statute) of all applicable jurisdictions) that may be necessary or that the Senior Creditor Agent may deem desirable to create, perfect and protect first priority liens on and security interests under the applicable jurisdictions in 100% (or, if less, the full amount directly owned by the Borrower and the full amount directly owned by each Domestic Consolidated Subsidiary) (if such Person is a Material Domestic Subsidiary) or 65% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) (if such Person is a Material Foreign Subsidiary) of the Voting Equity and 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Non-Voting Equity of such Person to be pledged to the Senior Creditor Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, pursuant to pledge agreement(s) in form reasonably acceptable to the Senior Creditor Agent, (3) if any capital stock or other equity interest of such Person is evidenced by certificates, cause 100% (or, if less, the full amount directly owned by the Borrower and the full amount directly owned by each Domestic Consolidated Subsidiary) (if such Person is a Material Domestic Subsidiary) or 65% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) (if such Person is a Material Foreign Subsidiary) of the Voting Equity and 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Non-Voting Equity of such Person to be delivered to the Senior Creditor Agent (together with undated stock or other appropriate powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock or other powers are deemed unnecessary by the Senior Creditor Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Senior Creditor Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, pursuant to pledge agreement(s) in form reasonably acceptable to the Senior Creditor Agent and (4) cause such Person to (A) if such Person has a Subsidiary which is a Material Foreign Subsidiary, (I) if any capital stock or other equity interest is not evidenced by certificates, to take all actions (including, without limitation, the filing of financing statements (or the equivalent thereof) under the Uniform Commercial Code (or similar statute) of all applicable jurisdictions) that may be necessary or that the Senior Creditor Agent may deem desirable to create, perfect and protect first priority liens on and security interests under the applicable jurisdictions in 65% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Voting Equity and 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Non-Voting Equity of such Subsidiary, (II) if any capital stock or other equity interest is evidenced by certificates, deliver 65% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Voting Equity and 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Non-Voting Equity of such Subsidiary (together with undated stock or other appropriate powers signed in blank (unless such stock or other powers are deemed unnecessary by the Senior Creditor Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) to the Senior Creditor Agent and (III) execute a pledge agreement in form reasonably acceptable to the Senior Creditor Agent with respect to the stock or other equity interest of each such Material Foreign Subsidiary and (B) deliver such other documentation as the Senior Creditor Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in this clause (a)), all in form, content and scope reasonably satisfactory to the Senior Creditor Agent, and

          (b) at such time, if ever, as Kearney Thailand shall have assets equal to or greater than $5,000,000, the Borrower shall so notify the Agent and shall (1) cause 65%

     (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Voting Equity and 100% (or, if less, the full amount owned by the Borrower and each Domestic Consolidated Subsidiary) of the Non-Voting Equity of Kearney Thailand to be delivered to the Senior Creditor Agent (together with undated stock or other appropriate powers signed in blank (unless such stock or other powers are deemed unnecessary by the Senior Creditor Agent in its reasonable discretion under the law of Thailand)) and pledged to the Senior Creditor Agent (for the ratable benefit of the Lenders and the Senior Noteholders) or to the Lenders and Senior Noteholders, as the case may be, pursuant to the U.S. Pledge Agreement or a pledge agreement in substantially the form of the U.S. Pledge Agreement and otherwise in form reasonably acceptable to the Senior Creditor Agent and (2) deliver such other documentation as the Senior Creditor Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in this clause (b)), all in form, content and scope reasonably satisfactory to the Senior Creditor Agent.

Absent a change in United States tax laws as described in this Section 7.11, nothing herein shall require the pledge by any Foreign Subsidiary of Voting Equity or Non-Voting Equity of any Subsidiary thereof.


                                   SECTION 8

                              NEGATIVE COVENANTS
                              ------------------

     The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

     8.1  Indebtedness.  The Borrower will not, nor will it permit any its
          ------------
Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

          (b) Indebtedness arising under the Senior Note Agreements and the Senior Notes ;

          (c) Indebtedness of the Borrower or any Guarantor (other than a Foreign Consolidated Subsidiary) which is owing to the Borrower or any Guarantor (other than a Foreign Consolidated Subsidiary);

          (d) Indebtedness of any Domestic Consolidated Subsidiary which is not a Guarantor which is owing to the Borrower;

          (e) (i) Indebtedness of any Foreign Consolidated Subsidiary which is not a Guarantor, provided that (i) the aggregate outstanding principal
                      --------
     amount of all such Indebtedness for all such Persons taken together shall not exceed, as of the date incurred, 15% of Consolidated Adjusted Net Worth, determined as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information and (ii) the aggregate outstanding principal amount of all Indebtedness permitted by this clause (e)(i), together with the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection
     (h)(ii) below and the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection (j) below, shall not exceed $50,000,000;

          (ii) subject to the terms of clause (v) of the definition of "Permitted Investments" set forth in Section 1.1, Guaranty Obligations of the Borrower, any Domestic Consolidated Subsidiary or any Foreign Consolidated Subsidiary which is a Guarantor in respect of any Indebtedness of any Foreign Consolidated Subsidiary which is not a Guarantor permitted pursuant to the terms of clause (e)(i) above;

          (f) Guaranty Obligations of the Borrower or any Consolidated Subsidiary in respect of (i) Indebtedness of the Borrower or any Consolidated Subsidiary otherwise permitted under this Section 8.1 and (ii) Indebtedness of any Unconsolidated Subsidiary (A) existing as of the Closing Date and set forth in Schedule 8.1 or (B) to the extent otherwise
                                   ------------
     permitted to be incurred under the terms of Section 8.4(ii);

          (g)    Intercompany Indebtedness;

          (h) purchase money and other Indebtedness (including Capital Leases) of the Borrower or any of its Consolidated Subsidiaries:

                 (i)  secured by Liens described on Schedule 1.1B; or
                                                    -------------

                 (ii) hereafter incurred by the Borrower or any of its Consolidated Subsidiaries to finance the acquisition or construction of Property (including without limitation (1) any purchase money and other Indebtedness of a Person which was incurred by such person to finance the acquisition or construction of Property and which is assumed by the Borrower or any Consolidated Subsidiary in connection with an acquisition of all or substantially all of the assets of such Person in accordance with Section 8.3(d) and (2) any such Indebtedness of a Person which becomes a Consolidated Subsidiary after the Closing Date, provided that such Indebtedness is in existence at the time such
                --------
          Person becomes a Consolidated Subsidiary and is not created in anticipation thereof), provided that (A) the total of all such
                                 --------
          Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $25,000,000 at any one time outstanding,
          (B) the total of all such Indebtedness for all such Persons taken together, together with the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection (e)(i) above and the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection
          (j) below, shall not exceed an aggregate principal amount of $50,000,000 at any one time outstanding; and (C) such Indebtedness (other than any such Indebtedness referred to in the first parenthetical clause contained in this clause (ii)) when incurred shall not exceed the financed cost of such acquisition or construction of the Property financed;

     provided, however, that no such Indebtedness permitted under this clause
     --------  -------
     (h) shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

          (i) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risk and not for speculative purposes; and

          (j) subject to the terms of subsections (e)(i) and (f) above, other unsecured Indebtedness hereafter incurred by the Borrower or any Consolidated Subsidiary in an aggregate principal amount, together with the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection (e)(i) above and the aggregate outstanding principal amount of all Indebtedness permitted pursuant to subsection (h)(ii) above, not to exceed $50,000,000 for all such Indebtedness for all such Persons taken together.

     8.2  Liens.  The Borrower will not, nor will it permit any of its
          -----
Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

     8.3  Consolidation, Merger, Sale or Purchase of Assets, etc.  The Borrower
          ------------------------------------------------------
will not, nor will it permit any of its Consolidated Subsidiaries to:

          (a) dissolve, liquidate or wind up their affairs, other than (i) the dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary in connection with a disposition of Property permitted by the terms of Section 8.3(c) and (ii) any other dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary determined to be in the best interests of the Borrower and its Subsidiaries by the Borrower's Board of Directors, provided that (A) if such dissolution, liquidation or
                         --------
     winding up involves a Consolidated Subsidiary in which the Book Value exceeds $10,000,000, the Borrower shall have first delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such dissolution, liquidation or winding up on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of
     Section 7.10(a) or Section 7.10(c), and (B) either (1) the Book Value of all Consolidated Subsidiaries dissolved, liquidated or wound up pursuant to this clause (ii), together with the Book Value of all Property disposed of in all sales, leases, transfers or other dispositions pursuant to Section 8.3(c)(vii) for the period from the Closing Date through and including the date of such proposed dissolution, liquidation or winding up, does not exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such sale, lease, transfer or other disposition with respect to which the Agent shall have received the Required Financial Information or (2) the Borrower shall give notice to the Agent specifying the anticipated or actual date of such dissolution, liquidation or winding up, briefly describing the Consolidated Subsidiary dissolved, liquidated or wound up, or to be dissolved, liquidated or wound up, and setting forth the Book Value of such Consolidated Subsidiary and the aggregate proceeds to be generated by such dissolution, liquidation or winding up and the Net Proceeds to be received by the Borrower and/or any of the Consolidated Subsidiaries in connection with such dissolution, liquidation or winding up and thereafter the Borrower shall (x) within the period of twelve months following the receipt by the Borrower or any Consolidated Subsidiary of any Net Proceeds of such dissolution, liquidation or winding up (with respect to any such dissolution, liquidation or winding up, the "Application
                                                              -----------
     Period"), (I) make an Investment (or cause its applicable Consolidated
     ------
     Subsidiary to make an Investment) in the Borrower or any of the Consolidated Subsidiaries (including Investments and acquisitions which result in a Person becoming a Consolidated Subsidiary) or (II) apply (or cause its applicable Consolidated Subsidiary to apply) to the purchase, acquisition or construction of other Property (including purchases and acquisitions which result in a Person becoming a Consolidated Subsidiary) in an amount, in the case of either of clause (I) or (II) above, equal to the Net Proceeds of such dissolution, liquidation or winding up which, together with the Net Proceeds of all other dissolutions, liquidations or windings up pursuant to this clause (ii) for the period from the Closing Date through and including the date of such proposed dissolution, liquidation or winding up and the Net Proceeds of all sales, leases, transfers or other dispositions pursuant to Section 8.3(c)(vii) for the period from the Closing Date through and including the date of such proposed dissolution, liquidation or winding up, exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such dissolution, liquidation or winding up with respect to which the Agent shall have received the Required Financial Information or
     (y) prepay the Loans in connection with such dissolution, liquidation or winding up to the extent required by Section 3.3(b) (upon giving effect to the terms of Section 3.4(b) in respect of such dissolution, liquidation or winding up); or

          (b) enter into any transaction of merger or consolidation; provided,
                                                                     --------
     however, that, so long as no Default or Event of Default would be directly
     -------
     or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Consolidated Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Material Domestic Subsidiary may merge or consolidate with any other Consolidated Subsidiary provided that such Material Domestic Subsidiary is the surviving corporation; (iii) any Domestic Consolidated Subsidiary may merge or consolidate with any Person that is not a Domestic Consolidated Subsidiary provided that such Domestic Consolidated Subsidiary is the surviving corporation; (iv) any Foreign Consolidated Subsidiary which is a Guarantor may merge or consolidate with any other Foreign Consolidated Subsidiary provided that the Foreign Consolidated Subsidiary which is a Guarantor is the surviving corporation; (v) any Foreign Consolidated Subsidiary which is a Material Foreign Subsidiary which is not a Guarantor may merge with or consolidate with any other Foreign Consolidated Subsidiary which is not a Guarantor provided that the Material Foreign Subsidiary is the surviving corporation;
     (vi) any Foreign Consolidated Subsidiary which is not a Guarantor or a Material Foreign Subsidiary may merge with any other Foreign Consolidated Subsidiary which is not a Guarantor or a Material Foreign Subsidiary; (vii) the Borrower or any Consolidated Subsidiary may merge or consolidate with any other Person (other than the Borrower or a Consolidated Subsidiary) in a transaction otherwise permitted under the terms of Section 8.3(d) provided that the Borrower or such Consolidated Subsidiary, as the case may be, is the surviving corporation; and (viii) any Consolidated Subsidiary may merge or consolidate with any other Person (other than the Borrower or a Consolidated Subsidiary) in a transaction otherwise permitted under the terms of Section 8.3(d) and in which such other Person is the surviving corporation provided that, if the Consolidated Subsidiary merging into or
                 --------
     consolidated with such surviving corporation is a Guarantor, the Borrower shall, concurrently with the consummation of such merger or consolidation, cause such surviving corporation to become a Guarantor and otherwise comply with the requirements of Section 7.11 with respect to such surviving corporation;

          (c) sell, lease (as lessor), transfer or otherwise dispose of any Property (including without limitation pursuant to any sale and leaseback transaction other than as permitted by Section 8.10) other than from time to time (i) the sale of inventory in the ordinary course of business (ii) the sale or disposition of machinery and equipment, or other Property having a Book Value not in excess of $5,000,000 in the aggregate for all such sales and dispositions of such other Property in a single transaction or series of related transactions, no longer used or useful in the conduct of such Person's business, (iii) the sale, lease, transfer or other disposition of all or any part of any Unconsolidated Subsidiary or any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, (iv) the sale on or before the first anniversary of the Closing Date of all of the stock or all or substantially all of the assets of M.S. Chambers & Son, Inc. and/or Consolidated Group, Inc. (and of Subsidiaries thereof), (v) Equity Transactions, (vi) to the Borrower, to any Domestic Consolidated Subsidiary or to any Foreign Consolidated Subsidiary which is a Guarantor and (vii) subject to the terms of Section
     8.7 and Section 8.10, other sales, leases (as lessor), transfers or other dispositions of Property (including stock or other ownership interest of any of the Consolidated Subsidiaries held by the Borrower or another Consolidated Subsidiary), provided that (A) if such sale, lease, transfer
                               --------
     or other disposition involves a disposition of Property with respect to which the Book Value of such Property exceeds $10,000,000, the Borrower shall have first delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such sale, lease, transfer or other disposition on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7.10(a) or Section 7.10(c), and (B) either (1) the Book Value of all Property disposed of in all sales, leases, transfers or other dispositions pursuant to this clause
     (vii) for the period from the

     Closing Date through and including the date of such proposed sale, lease, transfer or other disposition, together with the Book Value of all Consolidated Subsidiaries dissolved, liquidated or wound up pursuant to
     Section 8.3(a)(ii), does not exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such sale, lease, transfer or other disposition with respect to which the Agent shall have received the Required Financial Information or (2) the Borrower shall give notice to the Agent specifying the anticipated or actual date of such sale, lease, transfer or other disposition, briefly describing the Property sold, leased, transferred or other disposed, or to be sold, leased, transferred or other disposed, and setting forth the amount of the Book Value of such Property and the aggregate consideration and the Net Proceeds to be received by the Borrower and/or any of the Consolidated Subsidiaries in connection with such sale, lease, transfer or other disposition and thereafter the Borrower shall (x) within the period of twelve months following the receipt by the Borrower or any Consolidated Subsidiary of any Net Proceeds of such sale, lease, transfer or other disposition (with respect to any such sale, lease, transfer or other disposition, the "Application Period"), either (I) make an Investment (or
                       ------------------
     cause its applicable Consolidated Subsidiary to make an Investment) in the Borrower or any of the Consolidated Subsidiaries (including Investments and acquisitions which result in a Person becoming a Consolidated Subsidiary) or (II) apply (or cause its applicable Consolidated Subsidiary to apply) to the purchase, acquisition or construction of other Property (including purchases and acquisitions which result in a Person becoming a Consolidated Subsidiary) in an amount, in the case of either of clause (I) or (II) above, equal to the Net Proceeds of such sale, lease, transfer or other disposition which, together with the Net Proceeds of all other sales, leases, transfers or other dispositions pursuant to this clause (vii) for the period from the Closing Date through and including the date of such proposed sale, lease, transfer or other disposition and the Net Proceeds received by the Borrower and/or any of the Consolidated Subsidiaries in connection with a dissolution, liquidation or winding up of the affairs of a Consolidated Subsidiary pursuant to Section 8.3(a)(ii), exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such sale, lease, transfer or other disposition with respect to which the Agent shall have received the Required Financial Information or (y) prepay the Loans in connection with such sale, lease, transfer or other disposition to the extent required by Section 3.3(b) (upon giving effect to the terms of Section 3.4(b) in respect of such sale, lease, transfer or other disposition); or

          (d) except as otherwise permitted by Section 8.3(a) or Section 8.3(b) and Section 8.4, and subject to Section 8.7 and Section 8.13, acquire all or any portion of the capital stock or securities of any other Person or purchase, lease (as lessee) or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person; provided that, subject to the terms of
                                   --------
     Section 8.4, the Borrower or any Consolidated Subsidiary shall be permitted to make purchases, leases (as lessee), and other acquisitions of the type referred to in this Section 8.3(d) so long as the Acquisition Conditions, if applicable, are satisfied.

     8.4  Investments.  The Borrower will not, nor will it permit any of its
          -----------
Consolidated Subsidiaries to, make Investments in or to any Persons, except for
(i) Permitted Investments and (ii) other Investments (including Investments consisting of a minority equity interest retained by the Borrower or a Consolidated Subsidiary in connection with a sale of a majority equity interest in a Subsidiary valued in accordance with GAAP), provided that (A) the aggregate
                                                 --------
amount of all Investments made pursuant to this clause (ii) on or after the Closing Date (but excluding for purposes of calculating such aggregate amount utilized the lesser of the Book Value or purchase price of any previously included Investments in a Person which subsequently has become a Guarantor), together with the aggregate amount of all Restricted Payments made pursuant to
Section 8.5(iv) on or after the Closing Date, shall not exceed an amount equal to the sum of $35,000,000, plus 50% of aggregate Consolidated Restricted Net
                           ----
Income for the period from February 1, 1996 through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, minus 100% of Consolidated
                                                  -----
Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1996 through the most recent fiscal year end preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, plus the aggregate Net Proceeds received by the Borrower
                       ----
and/or any of the Consolidated Subsidiaries from all Equity Transactions consummated during the period from the Closing Date through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, plus (without
                                                              ----
duplication) the sum of all proceeds and other distributions received by the Borrower and/or any of the Consolidated Subsidiaries subsequent to the Closing Date from the operations or sales of Unconsolidated Subsidiaries and any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, for the period from the Closing Date through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, and (B) if such Investment pursuant to this clause (ii) involves an amount in excess of $10,000,000, the Borrower shall have first delivered to the Agent and each of the Lenders a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Investment on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7.10(a) or Section 7.10(c).

     8.5  Restricted Payments.  The Borrower will not, nor will it permit any of
          -------------------
its Consolidated Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except for (i) the Stock Repurchase, (ii) Restricted Payments to the Borrower or any Domestic Consolidated Subsidiary, (iii) Restricted Payments by a Foreign Subsidiary to a Foreign Consolidated Subsidiary and (iv) other Restricted Payments, provided
                                                                    --------
that (A) the aggregate amount of all Restricted Payments made pursuant to this clause (iv), together with the aggregate amount of all Investments made pursuant to Section 8.4(ii) on or after the Closing Date, shall not exceed an amount equal to the sum of $35,000,000, plus 50% of aggregate Consolidated Restricted
                                 ----
Net Income for the period from February 1, 1996 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, minus
                                                                        -----
100% of

Consolidated Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1996 through the most recent fiscal year end preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, plus the aggregate Net
                                                        ----
Proceeds received by the Borrower and/or any of the Consolidated Subsidiaries from all Equity Transactions consummated during the period from the Closing Date through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, plus (without duplication) the sum of all proceeds and
                       ----
other distributions received by the Borrower and/or any of the Consolidated Subsidiaries from the operations or sales of Unconsolidated Subsidiaries and any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, for the period from the Closing Date through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, (B) if such Restricted Payment pursuant to this clause (iv) is not a Restricted Payment in cash and not a Restricted Payment consisting of a dividend or other distribution payable solely in the same class of capital stock of the payee and such Restricted Payment involves a dividend or other distribution of Property having an aggregate Book Value in excess of $10,000,000, the Borrower shall have first delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Restricted Payment on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7.10(a) or Section 7.10(c) and (C) the aggregate cumulative amount of cash Restricted Payments made by the Borrower on or after the Closing Date shall not exceed an amount equal to the sum of $5,000,000, plus, after such time as
                                                 ----
Consolidated Restricted Net Income for the period from and after February 1, 1996 exceeds $10,000,000 (as evidenced by financial statements delivered pursuant to Section 7.1), 50% of aggregate Consolidated Restricted Net Income for the period from February 1, 1996 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, minus 100% of
                                                        -----
Consolidated Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1996 through the most recent fiscal year end preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information.

     8.6  Amendment of Charter Documents, Prepayments of Indebtedness, etc.  The
          -----------------------------------------------------------------
Borrower will not, nor will it permit any of its Consolidated Subsidiaries to
(i) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect or (ii) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (A) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner materially adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof or (B) make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness.

     8.7   Transactions with Affiliates.  The Borrower will not, nor will it
           ----------------------------
permit any of its Consolidated Subsidiaries to, enter into any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and other Property to any Credit Party, (c) transactions permitted by Section 8.1, Section 8.3, Section 8.4 or Section 8.5,
(d) any issuance or transfer to one or more members of the Dyson Family by the Borrower of capital stock or other ownership interests in the Borrower, including warrants or other rights to acquire such capital stock or other ownership interests in the Borrower, (e) normal compensation and reimbursement and advancement of expenses of and to officers and directors and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate of such Person.

     8.8   Fiscal Year.  Without prior written notice to the Agent, the Borrower
           -----------
will not change its fiscal year.

     8.9   Limitation on Restrictions on Subsidiary Dividends and Other
           ------------------------------------------------------------
Distributions, etc.  The Borrower will not, nor will it permit any of its
------------------
Consolidated Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock to the Borrower or any Consolidated Subsidiary, (b) pay any Indebtedness owed to the Borrower or any Consolidated Subsidiary, (c) make loans or advances to the Borrower or any Consolidated Subsidiary or (d) transfer any of its Property to the Borrower or any Consolidated Subsidiary, other than, in the case of any clauses (a) through (d) above, prohibitions or restrictions existing under or by reason of (i) customary non-assignment and non-transfer provisions entered into in the ordinary course of business, (ii) this Credit Agreement and the other Credit Documents, (iii) the Senior Note Agreements and the Senior Notes, in each case as in effect as of the Closing Date, (iv) any restriction or encumbrance with respect to a Consolidated Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or Property of such Consolidated Subsidiary, so long as such sale or disposition is permitted under this Credit Agreement, (v) restrictions and limitations imposed by corporate law or other statutes and (vi) the matter set forth on Schedule 8.9.
                                          ------------

     8.10  Sale Leasebacks.  The Borrower will not, nor will it permit any of
           ---------------
its Consolidated Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease that would cause the liabilities of the Borrower and the Consolidated Subsidiaries in respect of all such transactions to exceed $5,000,000 in the aggregate at any time.

     8.11  No Further Negative Pledges.  The Borrower will not, nor will it
           ---------------------------
permit any of its Consolidated Subsidiaries (other than any Foreign Subsidiary which is not a Guarantor) to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, other than (i) pursuant to the Senior Note Agreements and the Senior Notes, in each case as in effect as of the Closing Date, (ii) prohibitions against other Liens on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), (iii) customary non-assignment or non-transfer provisions entered into in the ordinary course of business, (iv) any restriction or encumbrance with respect to a Consolidated Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or Property of such Consolidated Subsidiary, so long as such sale or disposition is permitted under this Credit Agreement and (v) any agreement evidencing Indebtedness assumed by the Borrower or any Consolidated Subsidiary in connection with an acquisition otherwise permitted hereby or Indebtedness outstanding on the date a Person first becomes a Subsidiary of the Borrower or any of its Subsidiaries, provided that such
                                                         --------
agreement was not created in contemplation of the acquisition of such Person and does not extend to or cover any Property other than Property of the Person so acquired by the Borrower or such Subsidiary.

     8.12  Unconsolidated Subsidiaries.  Except as otherwise permitted by
           ---------------------------
Section 8.4(ii) and subject to the definition of "Unconsolidated Subsidiary" set forth in Section 1.1, the Borrower will not create, acquire or designate any future Unconsolidated Subsidiaries; provided, however, that this Section 8.12
                                    --------  -------
shall not restrict the creation or acquisition by any Unconsolidated Subsidiary of a Subsidiary.

     8.13  Speculative Real Estate Investments and Hedging Arrangements.
           ------------------------------------------------------------
Notwithstanding any provision to the contrary set forth in this Credit Agreement (including without limitation Section 8.3(c)), the Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, (i) acquire any real property solely for speculative purposes or (ii) enter into any Hedging Agreements for speculative purposes.

                                   SECTION 9

                               EVENTS OF DEFAULT
                               -----------------


     9.1   Events of Default.  An Event of Default shall exist upon the
           -----------------
occurrence of any of the following specified events (each an "Event of
                                                              --------
Default"):
-------

          (a)  Payment.  Any Credit Party shall
               -------

               (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

               (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

          (b)  Representations.  Any representation or warranty made or deemed
               ---------------
     to be made pursuant to Section 5.2 by any Credit Party herein, in any of the other Credit Documents, or in any written statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made pursuant to Section 5.2; or

          (c)  Covenants.  Any Credit Party shall
               ---------

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.8, 7.10 or 8.1 through 8.13, inclusive, or

               (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or in any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Agent; or

          (d)  Other Credit Documents.  Except as the result of or in connection
               ----------------------
     with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c) and except as the result of any action or inaction by the Agent or any of the Lenders, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby; or

          (e)  Guaranties.  Except as contemplated by Section 11.16, including
               ----------
     as the result of or in connection with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a), Section 8.3(b) or
     Section 8.3(c), the provisions of Section 4 shall cease to be in full force and effect in respect of any Guarantor (including any Additional Credit Party), or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor's obligations under Section 4, or, subject to applicable grace or cure period set forth in this Section 9.1 in respect of which the guaranteed obligation relates, any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Section 4; or

          (f)  Bankruptcy, etc.  Any Bankruptcy Event shall occur with respect
               ---------------
     to the Borrower or any of its Consolidated Subsidiaries; or

          (g)  Defaults under Other Indebtedness.  With respect to any
               ---------------------------------
     Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,500,000 in the aggregate for the Borrower and its Consolidated Subsidiaries taken as a whole, (A) the Borrower or any of its Consolidated Subsidiaries shall (1) default in any payment when due and payable (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance of a covenant relating to such Indebtedness or contained in any instrument or agreement evidencing or securing such Indebtedness, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable prior to the stated maturity thereof; or

          (h)  Judgments.  One or more judgments or decrees shall be entered
               ---------
     against the Borrower or any of its Consolidated Subsidiaries involving a liability of $2,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i)  ERISA.  Any of the following events or conditions, if such event
               -----
     or condition would involve possible taxes, penalties, and other liabilities of the Borrower and/or its Consolidated Subsidiaries in an aggregate amount in excess of $2,500,000: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Consolidated Subsidiary or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Consolidated Subsidiary or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Consolidated Subsidiary or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Consolidated Subsidiary or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

           (j)  Senior Note Agreements.  There shall occur and be continuing
                ----------------------
     any Event of Default under and as defined in the Senior Note Agreements; or

           (k)  Ownership.  There shall occur a Change of Control.
                ---------

     9.2   Acceleration; Remedies.  Upon the occurrence and during the
           ----------------------
continuance of an Event of Default, unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

     (i)   Termination of Commitments.  Declare the Commitments terminated
           --------------------------
     whereupon the Commitments shall be immediately terminated.

     (ii)  Acceleration.  Declare the unpaid principal of and any accrued
           ------------
     interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower.

     (iii) Cash Collateral.  Direct the Borrower to pay (and the Borrower
           ---------------
     agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Senior Creditor Agent additional cash, to be held by the Senior Creditor Agent, for the benefit of the Lenders and the holders of the Senior Notes, in the Cash Collateral Account an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

     (iv)  Enforcement of Rights.  Enforce any and all rights and interests
           ---------------------
     created and existing under the Credit Documents and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.


                                  SECTION 10

                               AGENCY PROVISIONS
                               -----------------

     10.1  Appointment.  Each Lender hereby designates and appoints NationsBank,
           -----------
N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent")
                                                                        -----
of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section 10 are solely for the benefit of, and create agreements and obligations solely among, the Agent and the Lenders and none of the Credit Parties shall have liabilities or obligations under, or any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of its respective Affiliates.

     10.2  Delegation of Duties.  The Agent may execute any of its respective
           --------------------
duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3  Exculpatory Provisions.  The Agent and its officers, directors,
           ----------------------
employees, agents, attorneys-in-fact or affiliates shall not be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of its respective Affiliates.

     10.4  Reliance on Communications.  The Agent shall be entitled to rely, and
           --------------------------
shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate according to the terms hereof or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5  Information and Notices.  (a) The Agent shall promptly deliver to
           -----------------------
each of the Lenders a photocopy of any information or notices delivered to the Agent (and not required to be separately delivered to the Lenders) pursuant to the terms of this Credit Agreement or any other Credit Document (including without limitation any information or notice referred to in Section 3.4(b) or
Section 7.1).

     (b) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6  Non-Reliance on Agent and Other Lenders.  Each Lender expressly
           ---------------------------------------
acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7  Indemnification.  The Lenders agree to indemnify the Agent in its
           ---------------
capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the

Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

     10.8  Agent in its Individual Capacity.  The Agent and its affiliates may
           --------------------------------
make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.9  Successor Agent.  The Agent may, at any time, resign upon 20 days'
           ---------------
written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

     10.10 Syndication Agent.  The Syndication Agent, in its capacity as such,
           -----------------
shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.


                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

     11.1  Notices.  Except as otherwise expressly provided herein, all notices
           -------
and other communications shall be in writing and shall have been duly given and shall be effective (i) when delivered on a Business Day, (ii) when transmitted on a Business Day via telecopy (or other facsimile device) to the number set out below, (iii) the Business Day following the Business Day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a),
                                                               ---------------
or at such other address as such party may specify by written notice to the other parties hereto:

            if to the Borrower or the Guarantors:

                  The Dyson-Kissner-Moran Corporation
                  565 Fifth Avenue, 4th Floor
                  New York, New York 10017-2413
                  Attn: Mr. M. Jerry Zilinskas
                      and
                      General Counsel
                  Telephone: (212) 661-4600
                  Telecopy:  (212) 986-2268

            if to the Agent, to it at the Agency Services Address defined in
            Section 1.1;

            with a copy to:

                  NationsBank, N.A.
                  767 Fifth Avenue
                  5th Floor
                  New York, New York 10153
                  Attn: Mark Stephanz
                  Telephone: (212) 407-5323
                  Telecopy:  (212) 838-1811

     11.2  Right of Set-Off.  In addition to any rights now or hereafter granted
           ----------------
under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or further notice of any kind (other than as required by Section 9.2), all of which rights (other than any such rights arising under Section 9.2) being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against due and owing obligations and liabilities of such Person to such Lender hereunder or to such Lender under the Notes, under the other Credit Documents or otherwise, notwithstanding that any of such obligations or liabilities owing by such Lender may be contingent or unmatured. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off as set forth herein with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3  Benefit of Agreement.
           --------------------

          (a)  Generally.  This Credit Agreement shall be binding upon and inure
               ---------
     to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may
                                    --------
     assign or transfer any of its interests without prior written consent of the Required Lenders; provided further that the rights of each Lender to
                           -------- -------
     transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided
                                                                   --------
     however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Consolidated Subsidiary of such Lender.

          (b)  Assignments.  Each Lender may assign all or a portion of its
               -----------
     rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender or any
                                  ----------------
     Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank or financial institution reasonably acceptable to the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (any such Person referred to in clause (i) or (ii) above being herein referred to as "Eligible Assignee"); provided that (i) any such assignment
                     -----------------    --------
     (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. Subject to the foregoing, any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of
     (i) the effective date specified in the applicable assignment agreement and
     (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any proposed assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the prior consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement, the other Credit Documents and the Intercreditor Agreement and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines, the Borrower agrees that, upon notice of, and (to the extent required pursuant to the terms hereof), with the prior written consent of, the Borrower, any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section

     11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents, the Intercreditor Agreement or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents, the Intercreditor Agreement or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents, the Intercreditor Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement;
     (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement. the other Credit Documents and the Intercreditor Agreement; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement, any other Credit Document or the Intercreditor Agreement as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement, the other Credit Documents and the Intercreditor Agreement are required to be performed by it as a Lender.

          (c)  Maintenance of Register.  The Agent shall maintain at one of its
               -----------------------
     offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable
                                    --------
     efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of demonstrable error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Participations.  Each Lender may sell, transfer, grant or assign
               --------------
     participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a
                            --------
     "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged and undischarged) and the participant shall not constitute a Lender hereunder or have any rights or benefits hereunder (except as expressly provided in this subsection (d)), (ii) no such participant shall have, or be granted by any Lender, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) extend the final maturity of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Committed Amount shall not constitute an extension of the maturity of any Loan, or any portion thereof, or a change in the terms of any Commitment of any Lender) or (C) except as contemplated by Section 11.16, including as the result of or in connection with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), release or subordinate the Lien of the Agent in all or substantially all of the Collateral or release all or substantially all of the Guarantors from the guaranty obligations hereunder, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights against any Credit Party or other party under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be exclusively those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by, and all obligations of, the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided,
                                                                   --------
     however, that such participant shall be entitled to receive additional
     -------
     amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

     11.4 No Waiver; Remedies Cumulative.  No failure or delay on the part of
          ------------------------------
the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. Except as expressly set forth herein, no notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5  Payment of Expenses, etc.  The Borrower agrees to:  (i) pay all
           ------------------------
reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Consolidated Subsidiaries, or the failure by the Borrower or any of its Consolidated Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     11.6  Amendments, Waivers and Consents.  Neither this Credit Agreement  nor
           --------------------------------
any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower; provided that no such amendment,
                                           --------
change, waiver, discharge or termination shall, without the consent of each Lender, (i) extend the final maturity of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Committed Amount shall not constitute an extension of the maturity of any Loan, or any portion thereof, or a change in the terms of any Commitment of any Lender), (ii) except as contemplated by
Section 11.16, including as the result of or in connection with a dissolution, merger or disposition of a Consolidated Subsidiary permitted by Section 8.3(a),
Section 8.3(b) or Section 8.3(c), release or subordinate the Lien of the Agent in all or substantially all of the Collateral or release all or substantially all of the Guarantors from the guaranty obligations hereunder, (iii) amend, modify or waive any provision of this Section or Section 3.6, 3.10, 3.11, 3.12, 3.13, 5.1, 5.2, 9.1(a), 9.1(f), 11.2, 11.3, 11.5 or 11.9, (iv) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders" or (v) consent to the assignment or transfer by the Borrower (or any Guarantor) of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party; provided, further, that, upon the
                                         --------  -------
occurrence and during the continuance of an Event of Default, the Required Lenders may (with notice to, but without the consent of, the Borrower) amend the order in which payments are allocated pursuant to Section 3.14(ii)(b) FIRST through SIXTH. No provision of Section 2.2 may be amended without the consent of the Issuing Lender, no provision of Section 2.3 may be amended without the consent of the Swingline Lender and no provision of Section 10 may be amended without the consent of the Agent.

     11.7  Counterparts.  This Credit Agreement may be executed in any number of
           ------------
counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     11.8  Headings.  The headings of the sections and subsections hereof are
           --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9  Survival.  All indemnities set forth herein, including, without
           --------
limitation, in Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

     11.10  Governing Law; Submission to Jurisdiction; Venue.
            ------------------------------------------------

           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Agent, the Lenders and Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Agent, the Lenders and Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the right of the Agent or the Lenders or any Credit Party to serve process in any other manner permitted by law.

            (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.11  Severability.  If any provision of any of the Credit Documents is
            ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.12  Entirety.  This Credit Agreement together with the other Credit
            --------
Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.13  Binding Effect; Termination.  (a) This Credit Agreement shall become
            ---------------------------
effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

     (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

     11.14  Confidentiality.  The Agent and the Lenders agree to keep
            ---------------
confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries, including any and all information and other materials obtained pursuant to Section 7.1 and 7.9 hereof (the "Information"). Notwithstanding the foregoing, the Agent and each Lender
      -----------
shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.14; or
(v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section 11.14 shall obligate the Agent or any Lender to return any materials furnished by the Credit Parties.

     11.15  Source of Funds.  Each of the Lenders hereby represents and warrants
            ---------------
to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

            (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

            (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

            (c) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     11.16  Release of Guarantors and Pledged Stock.
            ---------------------------------------

            (a) Notwithstanding any provision of this Credit Agreement to the contrary, in the event that any Guarantor or any other Subsidiary of the Borrower whose capital stock or other equity interest is pledged to the Senior Creditor Agent pursuant to any Collateral Documents shall cease to be a Consolidated Subsidiary for any reason in accordance with the terms of this Credit Agreement (including without limitation as permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c)) and shall also cease to be a Consolidated Subsidiary under and as defined in the Senior Note Agreements, then (i) if such Person is a Guarantor, such Person, automatically and without further act on the part of the Senior Creditor Agent, the Agent, the Lenders or the Senior Noteholders, shall be fully released and discharged from its obligations under this Credit Agreement and the other Credit Documents to which such Person is a party and, promptly upon the request of the Borrower, the Agent (on behalf of the Lenders) shall, at the Borrower's expense, execute such documents and take such other action reasonably requested by the Borrower to evidence (or to enable the Senior Creditor Agent to evidence) such release and discharge from all such obligations and (ii) if the capital stock or other equity interest of such Person is pledged to the Senior Creditor Agent pursuant to any Collateral Documents, promptly upon the request of the Borrower, the Agent shall promptly notify the Senior Creditor Agent that (A) the Senior Creditor Agent is no longer acting as the secured party for the benefit of the Agent and the Lenders (or any affiliates of any Lenders in respect of any Hedging Agreements) with respect to such capital stock or other equity interest of such Person, (B) the Senior Creditor Agent is authorized by the Agent and the Lenders to deliver to the Borrower (or its designee) any stock or other equity certificates (together with stock or other appropriate powers) which the Senior Creditor Agent then holds pursuant to any Collateral Documents and (C) the Senior Creditor Agent is authorized by the Agent and the Lenders (and on their behalf), at the Borrower's expense, to execute such documents and take such other action reasonably requested by the Borrower to cause and evidence the capital stock or other equity interest or other Collateral of such Person to be released from the liens and/or security interests arising under such Collateral Documents.

            (b) Notwithstanding any provision of this Credit Agreement to the contrary, in the event that all or any portion of the capital stock or other equity interest pledged to the Senior Creditor Agent pursuant to any Collateral Documents is sold or otherwise transferred in accordance with the terms of this Credit Agreement and the Senior Note Agreements, promptly upon the request of the Borrower, the Agent shall promptly notify the Senior Creditor Agent that (A) the Senior Creditor Agent is no longer acting as the secured party for the benefit of the Agent and the Lenders (or any affiliates of any Lenders in respect of any Hedging Agreements) with respect to such capital stock or other equity interest, (B) the Senior Creditor Agent is authorized by the Agent and the Lenders to deliver to the Borrower (or its designee) any stock or other equity certificates (together with stock or other appropriate powers) which the Senior Creditor Agent then holds as evidence of such capital stock or other equity interest and
     (C) the Senior Creditor Agent is authorized by the Agent and the Lenders (and on their behalf), at the Borrower's expense, to execute such documents and take such other action reasonably requested by the Borrower to cause and evidence the release of such capital stock or other equity interest (together with any other Collateral associated therewith) from the liens and/or security interests arising under such Collateral Documents.

     11.17  Conflict.  To the extent that there is a conflict or inconsistency
            --------
between any provision hereof, on the one hand, and any provision of any Credit Document (other than the Intercreditor Agreement), on the other hand, this Credit Agreement shall control.


                          [Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:           THE DYSON-KISSNER-NORAN CORPORATION
--------
                    a Delaware corporation


                    By /s/
                      -------------------------------------

                    Title  Chairman and Chief Executive Officer
                         ----------------------------------


GUARANTORS:         BSB DIVERSIFIED COMPANY, INC.
----------


                    By /s/
                      -------------------------------------

                    Title  President
                         ----------------------------------

                    BUCILLA CORPORATION


                    By /s/
                      -------------------------------------

                    Title  Vice President
                         ----------------------------------

                    BURNER SYSTEMS INTERNATIONAL, INC.


                    By /s/
                      -------------------------------------

                    Title  Vice President
                         ----------------------------------


                    M.S. CHAMBERS & SON, INC.


                    By /s/
                      -------------------------------------

                    Title  Vice President
                         ----------------------------------


                    CONSOLIDATED GROUP, INC.


                    By /s/
                      -------------------------------------

                    Title  Vice President
                         ----------------------------------

                            [Signatures Continued]

                                                              Signature Pages to
                                             The Dyson-Kissner-Moran Corporation
                                                                Credit Agreement

                       CONSOLIDATED SCREEN-MAKERS, INC.


                       By /s/
                         -----------------------------
                       Title Vice President
                             -------------------------

                       CRITON CORPORATION


                       By /s/
                         -----------------------------
                       Title Vice President
                             -------------------------

                       DKM REALTY HOLDING CORP.


                       By /s/
                         -----------------------------
                       Title Vice President
                             -------------------------

                       DKM, LTD.


                       By /s/
                         -----------------------------
                       Title Vice President
                             -------------------------

                       J. A. SEXAUER, INC.


                      By /s/
                         -----------------------------
                      Title Vice President
                            --------------------------

                       KEARNEY-NATIONAL INC.


                       By /s/
                         -----------------------------
                       Title Vice President
                             -------------------------


                             [Signature Continued]

                                                              Signature Pages to
                                             The Dyson-Kissner-Moran Corporation
                                                                Credit Agreement

                         KN HOLDINGS, INC.

                         By  /s/
                           -----------------------------
                         Title Vice President
                               -------------------------

                         MHC HOLDING CORP.


                         By  /s/
                            ----------------------------
                         Title Vice President
                               -------------------------

                         MUNCY BUILDING ENTERPRISES, INC.


                         By  /s/
                           -----------------------------
                         Title Vice President
                               -------------------------

                         PLAID ENTERPRISES, INC.


                         By  /s/
                            ----------------------------
                         Title Vice President
                               -------------------------

                         SPECTROL ELECTRONICS CORPORATION



                         By  /s/
                            -----------------------------
                         Title  Vice President
                                -------------------------

                         THETFORD CORPORATION


                         By  /s/
                            ----------------------------
                         Title Vice President
                               -------------------------


                             [Signatures Continued]

                                                              Signature Pages to
                                             The Dyson-Kissner-Moran Corporation
                                                                Credit Agreement


                     TINICUM FINANCIAL CORPORATION

                     By /s/
                        ----------------------------------
                     Title  Vice President
                          --------------------------------

                     TRAYCO OF S.C., INC.

                     By /s/
                        ----------------------------------
                     Title  Vice President
                          --------------------------------

                     WABASH MAGNETICS, INC.

                     By /s/
                        ----------------------------------
                     Title  Vice President
                          --------------------------------

                     WESTERN POWER PRODUCTS, INC.,

                     By /s/
                        ----------------------------------
                     Title  Vice President
                          --------------------------------


AGENTS:              NATIONSBANK, N.A., in its capacity as
                     Administrative Agent and Documentation
                     Agent

                     By  /s/
                         -------------------------------
                         Title Vice President
                         -------------------------------

                     THE BANK OF NOVA SCOTIA, in its
                     capacity as Syndication Agent

                     By  /s/
                         -------------------------------
                         Title Vice President
                         -------------------------------

                                                              Signature Pages to
                                             The Dyson-Kissner-Moran Corporation
                                                                Credit Agreement

LENDERS:             NATIONSBANK, N.A.

                     By  /s/
                       -------------------------------
                     Title Vice President
                          ----------------------------

                     THE BANK OF NOVA SCOTIA,

                     By /s/
                       -------------------------------
                     Title  Vice President
                          ----------------------------

                     MELLON BANK, N.A.

                     By /s/
                       -------------------------------
                     Title  Assistant Vice President
                          ----------------------------

                     BANQUE PARIBAS

                     By  /s/                           /s/
                       -----------------------------   -------------------------
                     Title   General Manager               Vice President
                          --------------------------   -------------------------

                     CIBC, INC.

                     By  /s/ Timothy E. Doyle
                       -------------------------------
                     Title Authorized Signatory
                          ----------------------------

                     ABN AMRO BANK N.V.

                     By  /s/                             /s/
                       --------------------------       ------------------------
                     Title Group Vice President              Vice President
                          -----------------------       ------------------------

                     THE FIRST NATIONAL BANK OF CHICAGO

                     By  /s/
                       -------------------------------
                     Title Authorized Agent
                          ----------------------------

                                                              Signature Pages to
                                             The Dyson-Kissner-Moran Corporation
                                                                Credit Agreement

                     COMERICA BANK

                     By  /s/
                       -------------------------------
                     Title Account Officer
                          ----------------------------

                     FIRST UNION NATIONAL BANK

                     By  /s/
                       -------------------------------
                     Title Vice President
                          ----------------------------

                     FLEET BANK, NATIONAL ASSOCIATION

                     By  /s/
                       -------------------------------
                     Title Vice President
                          ----------------------------


                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                     By  /s/
                       -------------------------------
                     Title Vice President
                          ----------------------------

                     WACHOVIA BANK OF GEORGIA, N.A.

                     By /s/
                       -------------------------------
                     TITLE  Senior Vice President
                          ----------------------------

                     THE BANK OF NEW YORK

                     By /s/
                       -------------------------------
                     Title  Vice President
                          ----------------------------

                     THE SUMITOMO BANK LIMITED,
                          NEW YORK BRANCH

                     By  /s/
                       -------------------------------

                     Title  Joint General Manager
                          ----------------------------

NationsBank Corporate Center
Charlotte, NC 28255
Tel 704 386-5000

NationsBank

                                                  September 8, 1997

The Dyson-Kissner-Moran Corporation
565 Fifth Avenue
Fourth Floor
New York, NY 10017-2413

      Re:   Credit Agreement dated as of June 26, 1996 among The
            Dyson-Kissner-Moran Corporation ("the Borrower"), The Subsidiaries of the Borrower from time to time party thereto, the Several Lenders from time to time party thereto and NationsBank, N.A., as Administrative Agent and Documentation Agent and The Bank of Nova Scotia, as Syndication Agent (the "Credit Agreement")

Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

On behalf of the Required Lenders under the Credit Agreement, we hereby agree with you to amend the Credit Agreement, effective August 1, 1997, in the following respects:

      1. The definition of "Consolidated Fixed Charge Coverage Ratio" set forth in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                  "Consolidated Fixed Charge Coverage Ratio" means, as of any
            Calculation Date, the ratio of (a)(i) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus (ii) Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date minus (iii) Consolidated Cash Taxes (to the extent not related to extraordinary gains or losses or gains or losses resulting from any disposition of capital stock, securities, or Property) for the four-quarter period ended as of such Calculation Date minus (iv) Consolidated Cash Restricted Payments for the four-quarter period ended as of such Calculation Date to (b) the sum of (i) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date plus (ii) Consolidated Scheduled Funded Indebtedness Payments for the four-quarter period ended as of such Calculation Date.

The Dyson-Kissner-Moran Corporation
September 9, 1997
Page 2


All references in the Credit Agreement and the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby.

Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

                                             Sincerely,

                                             NATIONSBANK, N.A.,
                                             as Administrative Agent


                                             By: /s/ Diana Hamner Inman
                                                ------------------------------
                                             Name:  Diana Hamner Inman
                                             Title: Vice President

ACCEPTED AND AGREED:

THE DYSON-KISSNER-MORAN CORPORATION

By /s/ Marc Feldman
   ------------------------------
Title: Vice President & Treasurer

cc: Those on the Attached Bank
    Group Distribution List

             CONSENT, WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

      THIS CONSENT, WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment No. 2"), dated as of February 18, 1998, is entered into by and among THE DYSON-KISSNER-MORAN CORPORATION, a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries as may from time to time become a party to the Credit Agreement (individually a "Guarantor" and collectively the "Guarantors"), the several lenders identified on the signature pages hereto (the "Lenders"), NATIONSBANK, N.A., as administrative agent (in such capacity, the "Agent") and documentation agent (in such capacity, the "Documentation Agent") for the Lenders and THE BANK OF NOVA SCOTIA, as syndication agent (in such capacity, the "Syndication Agent").

                                    RECITALS

      WHEREAS, the Borrower, the Guarantors, the Lenders, the Agent, the Documentation Agent and the Syndication Agent are party to that certain Credit Agreement dated as of June 26, 1996 (as previously amended prior to the date hereof, the "Existing Credit Agreement");

      WHEREAS, the Borrower desires to repurchase 341,231 shares of its Class A non-voting common stock held by or bequeathed to The Dyson Foundation (the " 1998 Stock Redemption");

      WHEREAS, the parties hereto have agreed to permit the 1998 Stock Redemption and to amend the Existing Credit Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

      SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment No. 2, including its preamble and recitals, have the following meanings:

            "Additional Revolving Commitment" means, with respect to each Lender, the additional commitment of such Lender in the amount identified as its Additional Revolving Commitment on Schedule 1.1 hereto (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c), and (iii) to purchase participation interests in the Swingline Loans in accordance with the provisions of
      Section 2.3(b)(iii).

            "Additional Revolving Committed Amount" means Seventy-Three Million Dollars ($73,000,000).

            "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

            "Amendment Fee Letter" means that certain letter agreement, dated as of the date hereof, between the Agent and the Borrower.

            "Amendment No. 2 Effective Date" is defined in Subpart 4.1.

      SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires terms used in this Amendment No. 2, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

      Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

      SUBPART 2.1. Amendment to Section 1.1. The following definitions in
Section 1.1 of the Existing Credit Agreement are amended in their entireties to read as follows:

            "Amendment No. 2 Effective Date" means the date as of which that certain Consent, Waiver and Amendment No. 2 to Credit Agreement, dated as of February 18, 1998, by and among the various parties to the Credit Agreement, shall become effective in accordance with the terms of Subpart
      4.1 thereof.

            "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(b) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(c)(i), the appropriate applicable percentage corresponding to the Consolidated Debt Coverage Ratio in effect as of the most recent Calculation Date:

--------------------------------------------------------------------------------------------------------
                          Pricing               Pricing               Pricing               Pricing
                          Level I               Level II              Level III             Level IV
--------------------------------------------------------------------------------------------------------
                                          If the Consolidated    If the Consolidated    If the
                    If the Consolidated   Debt Coverage Ratio    Debt Coverage Ratio    Consolidated
                    Debt Coverage Ratio   is greater than        is greater than        Debt Coverage
                    is equal to or        1.50 but equal to or   2.50 but equal to or   Ratio is greater
                    less than 1.50        less than 2.50         less than 3.25         than 3.25
--------------------------------------------------------------------------------------------------------
Eurodollar Loan            0.40%                 0.625%                 0.875%               1.125%
--------------------------------------------------------------------------------------------------------
Unused Fee                 0.15%                  0.25%                0.3125%               0.375%
--------------------------------------------------------------------------------------------------------
Standby Letter of          0.40%                 0.625%                 0.875%               1.125%
Credit Fee
--------------------------------------------------------------------------------------------------------

      Determination of the Applicable Percentages based on the Consolidated Debt Coverage Ratio shall be made as of each Calculation Date. The Consolidated Debt Coverage Ratio in effect as of a Calculation Date shall establish the Applicable Percentages that shall be effective as of the date designated by the Agent as the Applicable Percentage Change Date. The Agent shall determine the Applicable Percentages as of each Calculation Date based upon the Required Financial Information for such Calculation Date and shall promptly notify the Borrower and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentages shall be based on Pricing Level II until the first Applicable Percent age Change Date occurring after the Closing Date.

            "Consolidated Adjusted Net Worth " means, as of any date, (a) Consolidated Net Worth as of such date minus (b) the outstanding amount of Consolidated New Long Term Investments as of such date plus (c) proceeds and other distributions received by the Borrower and/or any of the Consolidated Subsidiaries subsequent to February 1, 1998 from the ownership interest in or operations or sales of Unconsolidated Subsidiaries.

            "Consolidated Fixed Charge Coverage Ratio" means, as of any Calculation Date, the ratio of (a) (i) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus (ii) Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date minus (iii) Consolidated Cash Taxes (to the extent not related to extraordinary gains or losses or gains or losses resulting from any disposition of capital stock, securities, or Property) for the four-quarter period ended as of such Calculation Date minus (iv) Consolidated Cash Restricted Payments for the four-quarter period ended as of such Calculation Date to
      (b) the sum of (i) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date plus (ii) Consolidated Scheduled Funded Indebtedness Payments for the four-quarter period ended as of such Calculation Date.

            "Consolidated Interest Expense" means, for any period, all interest expense (including the interest component under Capital Leases) of the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP; provided, however, that Consolidated Interest Expense shall not include (i) the interest paid as part of the Stock Repurchase or (ii) the costs and expenses of the Borrower incurred in connection with the execution of the Credit Agreement and the other Credit Documents and/or the Senior Note Agreements and the Senior Notes, including, in each case, any amendments, waivers or consents executed in connection with the 1998 Stock Redemption.

            "Consolidated New Long Term Investments" means any Investments of the type described in clauses (iii), (v)(B), (vi) (but only to the extent of any such Investments arising after February 1, 1998 and pursuant to
      Section 8.1 (f)(ii)(B)) and (ix) (but only to the extent of any such Investments arising after February 1, 1998 and which do not result in a Person becoming a Consolidated Subsidiary or which are not made by the Borrower or any Consolidated Subsidiary) of the definition of "Permitted Investments" set forth in this Section 1.1 (excluding, in any case, Investments made in the Borrower or in any of its Consolidated Subsidiaries, but including Investments consisting of a minority equity interest (valued in accordance with GAAP) retained by the Borrower or a Consolidated Subsidiary in connection with a sale after February 1, 1998 of a majority equity interest in a Consolidated Subsidiary) made by the Borrower or any of its Consolidated Subsidiaries subsequent to February 1, 1998.

            "Excess Net Proceeds" means, with respect to any Subsidiary Dissolution made pursuant to Section 8.3(a)(ii) or any Asset Disposition made pursuant to Section 8.3(c)(vii), the Net Proceeds of such Subsidiary Dissolution or Asset Disposition, as applicable, which, together with the Net Proceeds of all other dissolutions, liquidations or windings up pursuant to Section 8.3(a)(ii) for the period from February 1, 1998 through and including the date of such Subsidiary Dissolution or Asset Disposition, as applicable, and the Net Proceeds of all other sales, leases, transfers or other dispositions pursuant to Section 8.3(c)(vii) for the period from February 1, 1998 through and including the date of such proposed Subsidiary Dissolution or Asset Disposition, as applicable, exceed 30% of the Book Value of the Consolidated Subsidiaries as of the most recent Calculation Date preceding such Subsidiary Dissolution or Asset Disposition, as applicable, with respect to which the Agent shall have received the Required Financial Information.

            "Permitted Investments" means (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of (A) any debt security, obligation or instrument received in settlement of accounts receivable (created in the ordinary course of business) from obligors and (B) any stock, obligations, securities or other property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments in the Borrower or in any Domestic Consolidated Subsidiary or in any Foreign Consolidated Subsidiary which is or becomes a Guarantor (including Investments and acquisitions which result in a Person becoming a Consolidated Subsidiary, and, in the case of a Person becoming a Foreign Consolidated Subsidiary, which result in such Foreign Consolidated Subsidiary also becoming a Guarantor) provided that the Acquisition Conditions, if applicable, are satisfied; (v) Investments of the Borrower, any Domestic Consolidated Subsidiary or any Foreign Consolidated Subsidiary which is a Guarantor in any Foreign Consolidated Subsidiary which is not a Guarantor (including without limitation Guaranty Obligations in respect of Indebtedness of any such Foreign Consolidated Subsidiary to the extent permitted by Section 8.1(e)(ii)) (A) existing as of February 1, 1998 or (B) made on or after February 1, 1998, provided that the aggregate outstanding amount of all such Investments made on or after February 1, 1998 shall not exceed, as of the date made, 30% of Consolidated Adjusted Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information; (vi) Guaranty Obligations permitted by Section 8.1;
      (vii) Intercompany Indebtedness permitted by Section 8.1(g); (viii) obligations of the Borrower in respect of Hedging Agreements permitted by
      Section 8. 1 (i); (ix) acquisitions permitted by Section 8.3 (d); (x) transactions permitted by Section 8.7; (xi) advances or loans to directors, officers, employees or agents that do not exceed $1,000,000 in the aggregate at any one time outstanding for the Borrower and its Consolidated Subsidiaries taken together; and (xii) Investments of the Borrower or any Consolidated Subsidiary consisting of notes or other securities of the other party under any, sale, lease, transfer or other disposition of Property transaction otherwise permitted by Section 8.3(c) and constituting a portion of the purchase price for the Property sold, leased, transferred or otherwise disposed of in such transaction, provided that the aggregate outstanding amount of all such Investments shall not exceed at any time $15,000,000.

            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Consolidated Subsidiary, now or hereafter outstanding,
      (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower, now or hereafter outstanding, and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower, now or hereafter outstanding; provided that the term "Restricted Payment" shall not include the 1997 Stock Redemption or the 1998 Stock Redemption.

            "Termination Date" means February 18, 2003.

      SUBPART 2.2. Addition to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended by adding the following definitions in proper alphabetical order:

            "1997 Stock Redemption" means the redemptions made by the Borrower during the fiscal year commencing February 1, 1997 of a total of 122,836 shares of its Class A nonvoting common stock for $29,064,000.

            "1998 Stock Redemption" means the redemption, if any, by the Borrower on or after February 1, 1998 (but no later than March 2, 1998) of up to 341,231 shares of its Class A non-voting common stock bid by or bequeathed to The Dyson Foundation for an aggregate redemption price not to exceed $130,000,000.

      SUBPART 2.3. Amendment to Section 2.1(a). Section 2.1(a) of the Existing Credit Agreement is amended in its entirety to read as follows:

      2.1 Revolving Loans.

            (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed TWO HUNDRED SEVENTY MILLION DOLLARS ($270,000,000.00) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, the aggregate, principal amount of such Lender's outstanding Revolving Loans plus such Lender's participation interests in Letters of Credit plus such Lender's participation interests in the Swingline Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Swingline Loans plus LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof, provided, however, that no more than 5 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

      SUBPART 2.4. Amendment to Section 7.10(d). Section 7. 1 0(d) of the Existing Credit Agreement is amended in its entirety to read as follows:

      7.10 Financial Covenants.

                                  ************

            (d) Consolidated Adjusted Net Worth. At all times, Consolidated Adjusted Net Worth shall be greater than or equal to 80% of Consolidated Net Worth as of the last day of the calendar month immediately preceding the Amendment No. 2 Effective Date; provided, however, that on and after the date that the 1998 Stock Redemption shall have been consummated, the 1998 Stock Redemption shall be deemed to have occurred prior to the last day of the fiscal month immediately preceding the Amendment No. 2 Effective Date.

      SUBPART 2.5. Amendment to Section 8.1(f). Section 8.1(f) of the Existing Credit Agreement is amended in its entirety to read as follows:

            8.1 Indebtedness. The Borrower will not, nor will it permit any its Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                                  ************

            (f) Guaranty Obligations of the Borrower or any Consolidated Subsidiary in respect of (i) Indebtedness of the Borrower or any Consolidated Subsidiary otherwise permitted under this Section 8.1 and
      (ii) Indebtedness of any Unconsolidated Subsidiary (A) set forth in
      Schedule 8.1 or (B) to the extent otherwise permitted to be incurred under the terms of Section 8.4(ii);

      SUBPART 2.6. Amendment to Section 8.4. Section 8.4 of the Existing Credit Agreern6nt is amended in its entirety to read as follows:

            8.4 Investments. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, make Investments in or to any Persons, except for (i) Permitted Investments and (ii) other Investments (including Investments consisting of a minority equity interest retained by the Borrower or a Consolidated Subsidiary in connection with a sale of a majority equity interest in a Subsidiary valued in accordance with GAAP), provided that (A) the aggregate amount of all Investments made pursuant to this clause (ii) on or after February 1, 1998 (but excluding for purposes of calculating such aggregate amount utilized the lesser of the Book
      Value or purchase price of any previously included Investments in a Person which subsequently has become a Guarantor), together with the aggregate amount of 51 Restricted Payments made pursuant to Section 8.5(iv) on or after February 1, 1998, shall not exceed an amount equal to the sum of $35,000,000, plus 50% of aggregate Consolidated Restricted Net Income for the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, minus 100% of Consolidated Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1998 through the most recent fiscal year end preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, plus the aggregate Net Proceeds received by the Borrower and/or any of the Consolidated Subsidiaries from all Equity Transactions consummated during the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, plus (without duplication) the sum of all proceeds and other distributions received by the Borrower and/or any of the Consolidated Subsidiaries subsequent to February 1, 1998 from the operations or sales of Unconsolidated Subsidiaries and any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, for the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Investment with respect to which the Agent shall have received the Required Financial Information, and (B) if such Investment pursuant to this clause (ii) involves an amount in excess of $10,000,000, the Borrower shall have first delivered to the Agent and each of the Lenders a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Investment on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7. 10(a) or Section 7.10(c).

      SUBPART 2.7. Amendment to Section 8.5. Section 8.5 of the Existing Credit Agreement is amended in its entirety to read as follows:

            8.5 Restricted Payments. The Borrower will not, nor will it permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except for (i) the Stock Repurchase, (ii) Restricted Payments to the Borrower or any Domestic Consolidated Subsidiary, (iii) Restricted Payments by a Foreign Subsidiary to a Foreign Consolidated Subsidiary and (iv) other Restricted Payments, provided that (A) the aggregate amount of all Restricted Payments made pursuant to this clause (iv), together with the aggregate amount of all Investments made pursuant to Section 8.4(ii) on or after February 1, 1998, shall not exceed an amount equal to the sum of $35,000,000, plus 50% of aggregate Consolidated Restricted Net Income for the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required

      Financial Information, minus 100% of Consolidated Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1998 through the most recent fiscal year end preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, plus the aggregate Net Proceeds received by the Borrower and/or any of the Consolidated Subsidiaries from all Equity Transactions consummated during the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, plus (without duplication) the sum of all proceeds and other distributions received by the Borrower and/or any of the Consolidated Subsidiaries from the operations or sales of Unconsolidated Subsidiaries and any other asset or Investment of the Borrower or any Consolidated Subsidiary which is not, in accordance with GAAP, shown as an asset or Investment, as applicable, on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, for the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, (B) if such Restricted Payment pursuant to this clause (iv) is not a Restricted Payment in cash and not a Restricted Payment consisting of a dividend or other distribution payable solely in the same class of capital stock of the payee and such Restricted Payment involves a dividend or other distribution of Property having an aggregate Book Value in excess of $10,000,000, the Borrower shall have first delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Restricted Payment on a Pro Forma Basis, no Default or Event of Default would exist as a result of a violation of Section 7.10(a) or
      Section 7.10(c) and (C) the aggregate cumulative amount of cash Restricted Payments made by the Borrower on or after February 1, 1998 shall not exceed an amount equal to the sum of $5,000,000, plus, after such time as Consolidated Restricted Net Income for the period from and after February 1, 1998 exceeds $10,000,000 (as evidenced by financial statements delivered pursuant to Section 7.1), 50% of aggregate Consolidated Restricted Net Income for the period from February 1, 1998 through the most recent Calculation Date preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information, minus 100% of Consolidated Restricted Net Income for any full fiscal year period for which Consolidated Restricted Net Income is a negative amount and occurring during the period from February 1, 1998 through the most recent fiscal year end preceding the date of such Restricted Payment with respect to which the Agent shall have received the Required Financial Information.

      SUBPART 2.8. Replacement of Schedule 2.1(a). Schedule 2.1(a) to the Existing Credit Agreement is replaced in its entirety with a new schedule in the form of Schedule 2.1(a) attached hereto.

      SUBPART 2.9. Replacement of Schedule 8.1. Schedule 8.1 to the Existing Credit Agreement is replaced in its entirety with a new schedule in the form of
Schedule 8.1 attached hereto.

                                    PART III
             CONSENT AND WAIVER; TERMINATION OF CERTAIN COMMITMENTS

      SUBPART 3.1. Amendment of Senior Notes and Senior Note Agreements. The Lenders hereby consent to the amendment of the Senior Notes and Senior Note Agreements in the form provided pursuant to Subpart 4.1.5 hereof and waive any violation of Section 8.6 that occurs as a result thereof.

      SUBPART 3.2. Financial Information. The Lenders hereby waive any violation of Section 7. 1 (a)(iii) of the Credit Agreement resulting from the failure of the Borrower to furnish or cause to be furnished to the Agent audited financial statements for Patterson Broad casting, Inc. for fiscal year 1997.

      SUBPART 3.3. Termination of Certain Commitments. The Commitments of CIBC, Inc. and The Sumitomo Bank, Limited, New York Branch under the Existing Credit Agreement shall be terminated and reallocated among the other Lenders, and the Commitments of the Lenders under the Existing Credit Agreement (as amended hereby) shall be reallocated as provided in Schedule 2.1(a) attached hereto. CIBC, Inc. and The Sumitomo Bank, Limited, New York Branch join in the execution of this Amendment No. 2 for the purposes of acknowledging and consenting to the termination of their Commitments under the Existing Credit Agreement.

                                     PART IV
                           CONDITIONS TO EFFECTIVENESS

      SUBPART 4.1. Amendment No. 2 Effective Date. This Amendment No. 2 shall be and become effective as of the date, in any event not to be later than February 27, 1998 (such effective date being herein referred to as the "Amendment No. 2 Effective Date"), when all of the conditions set forth in this Subpart 4.1 shall have been satisfied, and thereafter this Amendment No. 2 shall be known, and may be referred to, as "Amendment No. 2."

      SUBPART 4.1.1. Execution of Counterparts of Amendment. The Agent shall have received executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Agent) of this Amendment No. 2, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors and each of the Lenders.

      SUBPART 4.1.2. Execution of Amended, Restarted and Substituted Promissory Notes. The Agent shall have received for each Lender an appropriate original Amended, Restated and Substituted Revolving Note in substantially the form of
Schedule 4.1.2 attached hereto, in each case executed by the Borrower.

      SUBPART 4.1.3. Representations and Warranties. The representations and warranties contained in Subpart 5.4 of this Amendment No. 2 shall be true and correct on and as of the Amendment No. 2 Effective Date.

      SUBPART 4.1.4. Sale of Patterson Broadcasting, Inc. The Agent shall have received a certificate executed by an officer of the Borrower stating that the sale of Patterson Broadcasting, Inc. shall have been consummated.

      SUBPART 4.1.5. Amendment of Senior Notes and Senior Note Agreements. The Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of each amendment to a Senior Note or Senior Note Agreement as originally executed and delivered, and no further amendment or modification thereof shall have been entered into which shall not have been approved by the Required Lenders.

      SUBPART 4.1.6. Opinion. The Agent shall have received an opinion, or opinions, satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the date hereof, from John H. FitzSimons, Esq., General Counsel of the Borrower, including, but not limited to, the authority of the Credit Parties to enter into this Amendment No. 2 and each amendment to a Senior Note or Senior Note Agreement.

      SUBPART 4.1.7. Amendment Fees. The Borrower shall have paid to the Agent
(i) for the account of each Lender, a fee equal to 10 basis points on the amount of such Lender's Revolving Commitment (immediately prior to giving effect to this Amendment No. 2), (ii) for the account of each Lender extending an Additional Revolving Commitment, a fee equal to 15 basis points on the amount of such Lender's Additional Revolving Commitment and (iii) for the account of the Agent, the amendment arrangement fee set forth in the Amendment Fee Letter.

      SUBPART 4.1.8. Other Documents. The Agent shall have received acknowledgments from Kearney-National, Inc. and Thetford Corporation of the amendments made by this Amendment No. 2 and confirmation that their execution of this Amendment No. 2 shall not affect the legality, validity or binding nature of their obligations under the UK Pledge Agree ment to which they are a party.

      SUBPART 4.1.9. Other Documents. The Agent shall have received such other documents as the Agent, any Lender or counsel to the Agent may reasonably request.

                                     PART V
                                  MISCELLANEOUS

      SUBPART 5.1. Cross-References. References in this Amendment No. 2 to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment No. 2.

      SUBPART 5.2. Instrument Pursuant to Existing Credit Agreement. This Amendment No. 2 is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

      SUBPART 5.3. References in Other Credit Documents. At such time as this Amendment No. 2 shall become effective pursuant to the terms of Subpart 4.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to, the Amended Credit Agreement.

      SUBPART 5.4. Representations and Warranties. Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment No. 2: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment No. 2, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment No. 2, (ii) the Borrower has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment No. 2, (iii) the representations and warranties contained in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (iv) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

      SUBPART 5.5. Liens. The Borrower and the Guarantors (i) affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment No. 2 shall in no manner adversely affect or impair such liens and security interest and (ii) acknowledge and agree that the Amended, Restated and Substituted Revolving Notes issued pursuant to Subpart 4.1.2 in an aggregate principal amount of $270,000,000 shall be secured by the Collateral pledged pursuant to the Pledge Agreements.

      SUBPART 5.6. Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment No. 2 and agree that this Amendment No. 2 and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of the Guarantors' obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment No. 2.

      SUBPART 5.7. No Other Changes. Except as expressly modified and amended in this Amendment No. 2, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

      SUBPART 5.8. Counterparts. This Amendment No. 2 may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SUBPART 5.9. Entirety. This Amendment No. 2, the Amended Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

      SUBPART 5.10. Governing Law. THIS AMENDMENT NO. 2 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SUBPART 5.11. Successors and Assigns. This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                             [Signatures to Follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment No. 2 to be duly executed and delivered as of the date first above written.

BORROWER:                           THE DYSON-KISSNER-MORAN CORPORATION

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


GUARANTORS:                         BSB DIVERSIFIED COMPANY. INC.

                                    By /s/ Robert D. Farley
                                       --------------------------------------
                                    Name:  Robert D. Farley
                                    Title: President


                                    BUCILLA CORPORATION

                                    By /s/ Robert D. Farley
                                       --------------------------------------
                                    Name:  Robert D. Farley
                                    Title: Vice President


                                    BURNER SYSTEMS INTERNATIONAL, INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    M.S. CHAMBERS & SON, INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    CONSOLIDATED GROUP, INC.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President

                                    CONSOLIDATED SCREEN-MAKERS, INC.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


                                    CRITON CORPORATION

                                    By /s/ Robert D. Farley
                                       --------------------------------------
                                    Name:  Robert D. Farley
                                    Title: Vice President


                                    DKM HOLDING CORP.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


                                    DKM, LTD.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    J.A. SEXAUER INC.

                                    By /s/ John H. FitzSimons
                                       --------------------------------------
                                    Name:  John H. FitzSimons
                                    Title: Vice President


                                    KEARNEY-NATIONAL, INC.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


                                    KN HOLDINGS, INC.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President

                                    K-P-F ELECTRIC CO.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


                                    MUNCY BUILDING ENTERPRISES, INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    NORCOLD, INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    PLAID ENTERPRISES, INC.

                                    By /s/ John H. FitzSimons
                                       --------------------------------------
                                    Name:  John H. FitzSimons
                                    Title: Vice President


                                    SPECTROL ELECTRONICS CORPORATION

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President


                                    THETFORD CORPORATION

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    TRAYCO OF S.C., INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President

                                    UNIVERSAL TUBULAR SYSTEMS, INC.

                                    By /s/ Marc Feldman
                                       --------------------------------------
                                    Name:  Marc Feldman
                                    Title: Vice President


                                    WABASH MAGNETICS, INC.

                                    By /s/ Matthew J. Zilinskas
                                       --------------------------------------
                                    Name:  Matthew J. Zilinskas
                                    Title: Vice President

AGENTS: NATIONSBANK, N.A., in its capacity as Administrative Agent and Documentation Agent

                                    By /s/ Diana H. Inman
                                       --------------------------------------
                                    Name:  Diana H. Inman
                                    Title: Vice President


                                    THE BANK OF NOVA SCOTIA, in its
                                    capacity as Syndication Agent

                                    By /s/ Stephen E. Lockhart
                                       --------------------------------------
                                    Name:  Stephen E. Lockhart
                                    Title: Vice President


LENDERS:                            NATIONSBANK, N.A.

                                    By /s/ Diana H. Inman
                                       --------------------------------------
                                    Name:  Diana H. Inman
                                    Title: Vice President


                                    THE BANK OF NOVA SCOTIA

                                    By /s/ Stephen E. Lockhart
                                       --------------------------------------
                                    Name:  Stephen E. Lockhart
                                    Title: Vice President


                                    MELLON BANK, N.A.

                                    By /s/ David N. Smith
                                       --------------------------------------
                                    Name:  David N. Smith
                                    Title: Vice President


                                    By /s/ John J McCormick /s/ Robert G. Carino
                                       -----------------------------------------
                                    Name:  John J McCormick     Robert G. Carino
                                    Title: Vice President       Vice President


                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By /s/ Judith L. MayBerry
                                       --------------------------------------
                                    Name: JUDITH L. MAYBERRY
                                    Title: AUTHORIZED AGENT


                                    COMERICA BANK

                                    By /s/ Steven J. McCormack
                                       --------------------------------------
                                    Name: STEVEN J. McCORMACK
                                    Title: ACCOUNT REPRESENTATIVE


                                    FIRST UNION NATIONAL BANK

                                    By /s/ James J. McKenna
                                       --------------------------------------
                                    Name:  James J. McKenna
                                    Title: Executive Vice President


                                    FLEET BANK NATIONAL ASSOCIATION

                                    By /s/ Michael Merlo
                                       --------------------------------------
                                    Name:  Michael Merlo
                                    Title: Vice President


                                    BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                                    By /s/ Lillian Kim
                                       --------------------------------------
                                    Name:  LILLIAN KIM
                                    Title: Assistant Vice President


                                    WACHOVIA BANK OF GEORGIA, N.A.

                                    By /s/ James F. McCreary
                                       --------------------------------------
                                    Name:  JAMES F. MCCREARY
                                    Title: SVP


                                    THE BANK OF NEW YORK

                                    By /s/ Eliza S. Adams
                                       --------------------------------------
                                    Name:  Eliza S. Adams
                                    Title: Vice President


                                    CIBC, INC.

                                    By /s/ Timothy Doyle
                                       --------------------------------------
                                    Name:  TIMOTHY DOYLE
                                    Title: MANAGING DIRECTOR
                                           CIBC Oppenheimer Corp. AS AGENT


                                    THE SUMITOMO BANK, LIMITED
                                    NEW YORK BRANCH

                                    By /s/ John C. Kissinger
                                       --------------------------------------
                                    Name:  John C. Kissinger
                                    Title: Joint General Manager

                                  Schedule 1.1

                        ADDITIONAL REVOLVING COMMITMENTS

                                                Additional
                                                Revolving
Lender                                          Commitment
------                                          ----------

NationsBank, N.A.                               $6,000,000

The Bank of Nova Scotia                         $6,000,000

Mellon Bank, N.A.                               $3,000,000

Banque Paribas                                  $3,000,000

The First National Bank of Chicago              $5,000,000

Comerica Bank                                  $10,000,000

First Union National Bank                      $10,000,000

Fleet Bank, National Association'              $10,000,000

Bank of Tokyo-Mitsubishi                        $2,000,000
   Trust Company

Wachovia Bank of Georgia, N.A.                  $9,000,000

The Bank of New York                            $9,000,000

                                 Schedule 2.1(a)

                                     LENDERS

                                      Revolving                Revolving
                                      Committed                Commitment
Lender                                  Amount                 Percentage
------                                  ------                 ----------
NationsBank. N.A.                    $35,500,000           13.148148148148100%
Independence Center
100 North Tryon Street
NC-001-15-04
Charlotte, NC 28255
ATTN: Carol Lindsay
Phone: (704) 386-9372
Fax: (704) 386-9923

The Bank of Nova Scotia              $35,500,000           13.148148148148100%
One Liberty Plaza
New York, NY 10006
ATTN: Alan Reiter
Phone: (212) 225-5028
Fax: (212) 225-5090

Mellon Bank, N.A.                    $23,000,000            8.518518518518520%
Mellon Financial Services
3 Mellon Bank Center
1531202
Pittsburg, PA 15259
ATTN: Caroline Walsh
Phone: (412) 234-8285
Fax: (412) 236-2028

Banque Paribas                       $23,000,000            8.518518518518520%
787 Seventh Ave., 32nd Floor
New York, NY 100 19
ATTN: Ro Toyoshima
Phone: (212) 841-2390
Fax: (212) 841-2333

The First National Bank of Chicago   $23,000,000            8.518518518518520%
153 West 51st Street
New York, NY 100 19
ATTN: Stephen E. McDonald
Phone: (212) 373-1580
Fax: (212) 373-1180

Comerica Bank                        $23,000,000            8.518518518518520%
500 Woodward Avenue
Detroit, MI 48226
ATTN: Mark Grover
Phone: (313) 222-9030
Fax: (313) 222-3776

First Union National Bank            $23,000,000            8.518518518518520%
50 Main Street
11th Floor - NY 10004
White Plains, NY 10606
ATTN: Joseph Markey
Phone: (914) 286-5038
Fax: (914) 286-5001

Fleet Bank, National Association     $23,000,000            8.518518518518520%
1133 Avenue of the Americas
40th Floor
New York, NY 10036
ATT.: Mike Merlo
Phone: (212) 703-1705
Fax: (212) 703-1724

Bank of Tokyo-Mitsubishi             $15,000,000            5.55555555555550%
  Trust Company
1251 Avenue of the Americas
New York, NY 10020-1104
ATTN: Lillian Kim
Phone: (212) 782-4228
Fax: (212) 782-6445

Wachovia Bank of Georgia, N.A.       $23,000,000            8.518518518518520%
152 West 57th Street
37th Floor
New York, NY 10019
ATTN: Relationship Manager
Phone: (212) 603-7705
Fax: (212) 603-7729

The Bank of New York                 $23,000,000            8.518518518518520%
One Wall Street
22nd Floor
New York, NY 10286
ATTN: Eliza S. Adams
Phone: (212) 635-1370
Fax: (212) 635-1480

                                                                    SCHEDULE 8.1

                         EXISTING GUARANTY OBLIGATION IN
                           RESPECT OF INDEBTEDNESS OF
                           UNCONSOLIDATED SUBSIDIARIES

(a)                        Existing Guaranty Obligations:
                           None

(b)                        Existing Indebtedness:

                                                                                              Outstanding
                                                                                                 Amount
        Debtor                         Lender                       Description                (12/28/97)
        ------                         ------                       -----------                ----------
Spectrol Reliance Ltd.        Lloyds Bank                   Line of credit in the amount                0
                                                            of (pound)525,000.00

Thetford B.V.                 ABN/Amro Bank                 Revolving credit agreement                  0
                                                            in the amount of Dfl.
                                                            6,000,000

Plain Enterprises, Inc.       Life Insurance Co. of         Mortgage on Plaid head             $2,586,094
                              Virginia                      quarters in Norcross,
                                                            Georgia

Burner Systems                City of Chattanooga,          Industrial Development             $4,500,000
International, Inc.           Tennessee                     Bond secured by Mortgage
                                                            on Burner Systems
                                                            International Inc. facility

DKM                           Equitable Life Insurance      Life Insurance Loan                  $113,772
                              Company

Bucilla Corporation           Pennsylvania Industrial       Mortgage on real property            $848,771
                              Development Authority         owned by Bucilla Corp.
                                                            located in Hazelton, PA

DKM                           Cornell University            Promissory note for                $3,647,796
                                                            redemption of DKM Class
                                                            A non-voting stock

DKM                           Fox Chase Cancer Center       Promissory note for                $3,631,574
                                                            redemption of DKM Class
                                                            A non-voting stock

                                 Schedule 4.1.2

            FORM OF AMENDED, RESTATED AND SUBSTITUTED REVOLVING NOTE

$__________________                                            February 18, 1998

      FOR VALUE RECEIVED, THE DYSON-KISSNER-MORAN CORPORATION, a Delaware corporation (the "Borrower") hereby promises to pay to the order of ____________________, its successors and assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of June 26, 1996 among the Borrower, the Guarantors from time to time party thereto, the Lender and certain other lenders from time to time party thereto, the Agent and The Bank of Nova Scotia, as Syndication Agent (as amended as of the date hereof and as it may be amended, modified, extended or restated from time to time hereafter, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the principal amount of __________________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with
Section 2. 1 (d) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default. the balance outstanding hereunder shall, if so determined by the Required Lenders, bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of Section 9.2 of the Credit Agreement, this Note shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all reasonable out-of-pocket costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Loans evidenced hereby may be transferred in whole or in part subject to the terms and conditions set forth in Section 11.3 of the Credit Agreement and only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

      This Note amends and restates and is given in substitution for, that certain Revolving Promissory Note dated June 26, 1996 executed by the Borrower in favor of the Lender (the "Replaced Note"). This Note represents the same indebtedness evidenced by the Replaced Note and is secured by the same collateral securing the Replaced Note.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                            THE DYSON-KISSNER-MORAN CORPORATION

                                            By_________________________

                                            Title_______________________

                                SCHEDULE A TO THE
                AMENDED, RESTATED AND SUBSTITUTED REVOLVING NOTE
                               OF_________________
                             DATED FEBRUARY 18,1998

                                                         Unpaid       Name of
        Type                                             Principal    Person
        of      Interest            Payments             Balance      Making
Date    Loan    Period     Principal         Interest    of Note      Notation
----    ----    ------     ---------         --------    -------      --------

                                  FOURTH FLOOR
                          NEW YORK, NEW YORK 10017-2413
                            TELEPHONE (212) 661-4600
                            FACSIMILE (212) 986-7169

April 8, 1999

To each of the Lenders party to the
      Credit Agreement referred to below

      Re: Credit Agreement dated as of June 26, 1996 among The Dyson-Kissner-Moran Corporation ("the Borrower"), the Subsidiaries of the Borrower from time to time party thereto, the Several Lenders from time to time party thereto and NationsBank, N.A., as Administrative Agent and Documentation Agent and The Bank of Nova Scotia, as Syndication Agent (as amended from time to time, the "Credit Agreement")

Ladies and Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

This letter, when countersigned by you, shall constitute your agreement with us to the following:

      1. Subject to satisfaction of the condition contained in Paragraph 2 below:

      (a) Condition (2) appearing in the definition of "Acquisition Conditions" contained in Section 1.1 of the Credit Agreement shall not apply to the acquisition transaction described in the letter from the Borrower to the Lenders attached hereto as Annex I (the "Acquisition"), provided that such transaction shall have been consummated by (A) acquisition by the Borrower of all of the capital stock of the applicable target corporation and (B) merger of such target corporation into a whollyowned Subsidiary of the Borrower on or before December 31, 1999.

      (b) Clause (B) contained in the definition of "Pro Forma Basis" appearing in Section 1. 1 of the Credit Agreement is hereby amended and restated to read as follows:

                  (B) for purposes of any such calculation in respect of any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.3(d) or any Investment as referred to in Section 8.4(ii), (1) any Indebtedness incurred by the Borrower or any of its Consolidated Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information and (2) income statement items (whether positive or negative, including without limitation EBITA and interest expense) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included to the extent relating to any period occurring prior to the date of such transaction; and

      (c)   Section 7.11 of the Agreement is amended by adding at the end of
            Section 7.11 the following paragraph:

            Notwithstanding anything to the contrary contained in this Section 7.11, no person which becomes a Subsidiary of the Borrower in a transaction otherwise permitted under this Agreement and involving the making of a tender offer by the Borrower (or one of its Subsidiaries) for the capital stock of such Person or such Person's parent corporation shall be required to become a Guarantor hereunder or to pledge the stock of any of such Person's Subsidiaries until the earliest to occur of (i) the date that at least 90% of the capital stock of such Person is owned by the Borrower (directly or indirectly through Subsidiaries), (ii) the date that such Person is merged with the Borrower or any Subsidiary of the Borrower and (iii) the date 180 days after the date that such Person becomes a Subsidiary of the Borrower.

      2. The waivers and amendments set forth in Paragraph 1 above shall become effective as of the date hereof when the terms of this letter shall have been agreed to in writing by the Required Lenders.

      3. In consideration of the waivers and amendments requested hereby, the Borrower shall pay to the Administrative Agent for the account of each Lender which executes this letter, a waiver fee (the "Waiver Fee") equal to 1/8% on each such Lender's Commitment In effect on the date hereof. The Waiver Fee shall be payable as follows: (a) one-half of the Waiver Fee shall be payable on the date as of which the waivers and amendments set forth herein become effective pursuant to the terms of Paragraph 2 above and (b) one-half of the Waiver Fee shall be payable upon consummation of the Acquisition.

Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement may be executed In one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Sincerely yours,

THE DYSON-KISSNER-MORAN CORPORATION


    By: /s/ M.J. Zilinskas
        ----------------------------------------
        Name:  M.J. Zilinskas
        Title: Vice President and Chief Financial Officer


Accepted & Agreed:

AGENTS: NATIONSBANK, N.A., in its capacity as Administrative Agent and
        Documentation Agent

        By: /s/ David H. Strickert
            ----------------------------------------
            Name:  David H. Strickert
            Title: Vice President


        THE BANK OF NOVA SCOTIA, in its
        capacity as Syndication Agent

        By:
            ----------------------------------------
            Name:
            Title:

      3. In consideration of the waivers and amendments requested hereby, the Borrower shall pay to the Administrative Agent for the account of each Lender which executes this letter, a waiver fee (the "Waiver Fee") equal to 1/8% on each such Lender's Commitment In effect on the date hereof. The Waiver Fee shall be payable as follows: (a) one-half of the Waiver Fee shall be payable on the date as of which the waivers and amendments set forth herein become effective pursuant to the terms of Paragraph 2 above and (b) one-half of the Waiver Fee shall be payable upon consummation of the Acquisition.

Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement may be executed In one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Sincerely yours,

THE DYSON-KISSNER-MORAN CORPORATION


    By: /s/ M.J. Zilinskas
        ----------------------------------------
        Name:  M.J. Zilinskas
        Title: Vice President and Chief Financial Officer


Accepted & Agreed:

AGENTS: NATIONSBANK, N.A., in its capacity as Administrative Agent and
        Documentation Agent

        By:
            ----------------------------------------
            Name:
            Title:


        THE BANK OF NOVA SCOTIA, in its
        capacity as Syndication Agent

        By: /s/ Stephen E. Lockhart
            ----------------------------------------
            Name:  Stephen E. Lockhart
            Title: Vice-President

LENDERS: NATIONSBANK N.A.

         By: /s/ David H. Strickert
             --------------------------------
             Name:  David H. Strickert
             Title: Vice President


         THE BANK OF NOVA SCOTIA

         By:
             --------------------------------
             Name:
             Title:


         MELLON BANK, N.A.

         By:
             --------------------------------
             Name:
             Title:


         BANQUE PARIBAS

         By:
             --------------------------------
             Name:
             Title:

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By:
             --------------------------------
             Name:
             Title:


         COMERICA BANK

         By:
             --------------------------------
             Name:
             Title:

LENDERS: NATIONSBANK N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NOVA SCOTIA

         By: /s/ Stephen E. Lockhart
             --------------------------------
             Name: Stephen E. Lockhart
             Title: Vice-President


         MELLON BANK, N.A.

         By:
             --------------------------------
             Name:
             Title:


         BANQUE PARIBAS

         By:
             --------------------------------
             Name:
             Title:

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By:
             --------------------------------
             Name:
             Title:


         COMERICA BANK

         By:
             --------------------------------
             Name:
             Title:

LENDERS: NATIONSBANK N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NOVA SCOTIA

         By:
             --------------------------------
             Name:
             Title:


         MELLON BANK, N.A.

         By: /s/ David N. Smith
             --------------------------------
             Name:  David N. Smith
             Title: Vuce President


         BANQUE PARIBAS

         By:
             --------------------------------
             Name:
             Title:

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By:
             --------------------------------
             Name:
             Title:


         COMERICA BANK

         By:
             --------------------------------
             Name:
             Title:

LENDERS: NATIONSBANK N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NOVA SCOTIA

         By:
             --------------------------------
             Name:
             Title:


         MELLON BANK, N.A.

         By:
             --------------------------------
             Name:
             Title:


         PARIBAS

         By: /s/ John J McCormick                 /s/ Ro Toyoshima
             --------------------------------     ----------------------------
             Name:  John J McCormick                    Ro Toyoshima
             Title: Vice President                  Assistant Vice President

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By:
             --------------------------------
             Name:
             Title:


         COMERICA BANK

         By:
             --------------------------------
             Name:
             Title:

LENDERS: NATIONSBANK N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NOVA SCOTIA

         By:
             --------------------------------
             Name:
             Title:


         MELLON BANK, N.A.

         By:
             --------------------------------
             Name:
             Title:


         BANQUE PARIBAS

         By:
             --------------------------------
             Name:
             Title:

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By: /s/ Stephen E. McDonald
             --------------------------------
             Name:  STEPHEN E. MCDONALD
             Title: FIRST VICE PRESIDENT


         COMERICA BANK

         By:
             --------------------------------
             Name:
             Title:

LENDERS: NATIONSBANK N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NOVA SCOTIA

         By:
             --------------------------------
             Name:
             Title:


         MELLON BANK, N.A.

         By:
             --------------------------------
             Name:
             Title:


         BANQUE PARIBAS

         By:
             --------------------------------
             Name:
             Title:

         By:
             --------------------------------
             Name:
             Title:


         THE FIRST NATIONAL BANK OF CHICAGO

         By:
             --------------------------------
             Name:
             Title:


         COMERICA BANK

         By: /s/ Robert M. Ramirez
             --------------------------------
             Name:  Robert M. Ramirez
             Title: Account Officer

         FIRST UNION NATIONAL BANK

         By: /s/ Christopher Strauss
             --------------------------------
             Name:  CHRISTOPHER STRAUSS
             Title: Vice President


         FLEET BANK, NATIONAL ASSOCIATION

         By:
             --------------------------------
             Name:
             Title:


         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

         By:
             --------------------------------
             Name:
             Title:


         WACHOVIA BANK, N.A.
         successor by merger to Wachovia Bank of Georgia, N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NEW YORK

         By:
             --------------------------------
             Name:
             Title:

         FIRST UNION NATIONAL BANK

         By:
             --------------------------------
             Name:
             Title:


         FLEET BANK, NATIONAL ASSOCIATION

         By: /s/ Christian J. Covello
             --------------------------------
             Name:  CHRISTIAN J. COVELLO
             Title: VICE PRESIDENT


         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

         By:
             --------------------------------
             Name:
             Title:


         WACHOVIA BANK, N.A.
         successor by merger to Wachovia Bank of Georgia, N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NEW YORK

         By:
             --------------------------------
             Name:
             Title:

         FIRST UNION NATIONAL BANK

         By:
             --------------------------------
             Name:
             Title:


         FLEET BANK, NATIONAL ASSOCIATION

         By:
             --------------------------------
             Name:
             Title:


         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

         By: /s/ Lillian Kim
             --------------------------------
             Name:  LILLIAN KIM
             Title: Vice President


         WACHOVIA BANK, N.A.
         successor by merger to Wachovia Bank of Georgia, N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NEW YORK

         By:
             --------------------------------
             Name:
             Title:

         FIRST UNION NATIONAL BANK

         By:
             --------------------------------
             Name:
             Title:


         FLEET BANK, NATIONAL ASSOCIATION

         By:
             --------------------------------
             Name:
             Title:


         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

         By:
             --------------------------------
             Name:
             Title:


         WACHOVIA BANK, N.A.
         successor by merger to Wachovia Bank of Georgia, N.A.

         By: /s/ M. Eugene Wood, III
             --------------------------------
             Name:  M. Eugene Wood, III
             Title: Senior Vice President


         THE BANK OF NEW YORK

         By:
             --------------------------------
             Name:
             Title:

         FIRST UNION NATIONAL BANK

         By:
             --------------------------------
             Name:
             Title:


         FLEET BANK, NATIONAL ASSOCIATION

         By:
             --------------------------------
             Name:
             Title:


         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

         By:
             --------------------------------
             Name:
             Title:


         WACHOVIA BANK, N.A.
         successor by merger to Wachovia Bank of Georgia, N.A.

         By:
             --------------------------------
             Name:
             Title:


         THE BANK OF NEW YORK

         By: /s/ Eliza S. Adams
             --------------------------------
             Name:  ELIZA S. ADAMS
             Title: VICE PRESIDENT




                                       5